EXECUTION COPY










                           SECOND AMENDED AND RESTATED


                       LIMITED LIABILITY COMPANY AGREEMENT


                                       OF


                           NET2PHONE HOLDINGS, L.L.C.










                          Dated as of October 19, 2001

                                TABLE OF CONTENTS


                                                                       Page No.
                                                                       --------

                                   ARTICLE I.

                                   DEFINITIONS

1.1.     Definitions..........................................................2
1.2.     Terms Generally.....................................................10

                                   ARTICLE II.

                          THE COMPANY AND ITS BUSINESS

2.1.     Formation of the Company; Effectiveness.............................11
2.2.     Company Name........................................................11
2.3.     Term................................................................11
2.4.     Business; Scope of Members' Authority...............................11
2.5.     Principal Office; Registered Agent..................................12
2.6.     Names and Addresses of Members......................................12
2.7.     Certain Representations by Members..................................12
2.8.     Withholding Tax.....................................................13

                                  ARTICLE III.

                         MANAGEMENT OF COMPANY BUSINESS

3.1.     Management and Control..............................................13
3.2.     Appointment of Managers; Removal of Managers; Meetings of
           Managers and Members..............................................14
3.3.     Significant Decisions...............................................16
3.4.     Compensation of Managers............................................18
3.5.     Actions by the Members..............................................18

                                   ARTICLE IV.

                          RIGHTS AND DUTIES OF MEMBERS

4.1.     Other Activities of the Members.....................................18
4.2.     Liability of Members, Managers and Officers.........................19
4.3.     Investment Representations..........................................20
4.4.     Legend..............................................................20


                                      -i-

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4.5.     Limited Liability of Members........................................21
4.6.     Dealing with Members................................................22
4.7.     Designation of Tax Matters Member...................................22
4.8.     Tax Matters.........................................................22

                                   ARTICLE V.

                       BOOKS, RECORDS, BUDGETS AND REPORTS

5.1.     Books of Account....................................................25
5.2.     Availability of Books of Account....................................25
5.3.     Annual and Periodic Reports and Statements..........................25
5.4.     Accounting Expenses.................................................26

                                   ARTICLE VI.

           CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS, PROFITS AND LOSSES
                                AND ALLOCATIONS

6.1.     Capital Contributions of the Members................................26
6.2.     Capital of the Company..............................................27
6.3.     Return of Capital Contribution......................................27
6.4.     Capital Accounts....................................................27
6.5.     Profits and Losses..................................................28
6.6.     Special Allocations.................................................28
6.7.     Other Allocation Rules..............................................29
6.8.     Tax Allocations:  Code Section 704(c)...............................30

                                  ARTICLE VII.

                                  DISTRIBUTIONS

7.1.     Distribution Policy.................................................30
7.2.     Liquidation.........................................................32

                                  ARTICLE VIII.

                           RECIPROCAL PUT/CALL RIGHTS

8.1.     Put Rights..........................................................32
8.2.     Call Rights.........................................................34


                                      -ii-

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                                   ARTICLE IX.

            TERMINATION OF A MEMBER; TRANSFER OF MEMBERSHIP INTERESTS

9.1.     Termination of a Member.............................................35
9.2.     Transfer of Membership Interests....................................35

                                   ARTICLE X.

                           TERMINATION OF THE COMPANY;
                     LIQUIDATION AND DISTRIBUTION OF ASSETS

10.1.    Dissolution and Termination.........................................36
10.2.    Distribution Upon Liquidation.......................................37
10.3.    Sale of Company Assets..............................................38
10.4.    Deficit Capital Accounts............................................38

                                   ARTICLE XI.

                   REDEMPTION OF CLASS A MEMBERSHIP INTERESTS

11.1.    Redemption of the Class A Membership Interests
         held by AT&T Sub....................................................39

                                  ARTICLE XII.

                                   AMENDMENTS

12.1.    Amendments..........................................................40

                                  ARTICLE XIII.

                                  MISCELLANEOUS

13.1.    Further Assurances..................................................40
13.2.    Notices.............................................................40
13.3.    Headings and Captions...............................................41
13.4.    Variance of Pronouns................................................41
13.5.    Counterparts........................................................41
13.6.    Governing Law.......................................................41
13.7.    Partition...........................................................41
13.8.    Invalidity..........................................................41
13.9.    Assignment; Successors and Assigns..................................41
13.10.   Entire Agreement....................................................43


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13.11.   No Brokers..........................................................43
13.12.   Maintenance as a Separate Entity....................................43
13.13.   Expenses............................................................43
13.14.   Publicity...........................................................43

                           SECOND AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           NET2PHONE HOLDINGS, L.L.C.


         This Second Amended and Restated Limited Liability Company Agreement of Net2Phone Holdings, L.L.C. (the "Company") is made, entered into and effective as of October 19, 2001, by and among AT&T Corp., a New York corporation ("AT&T"), ITelTech, LLC, a Delaware limited liability company ("AT&T Sub"), IDT Corporation, a Delaware corporation ("IDT Corporation"), IDT Domestic-Union, LLC, a Delaware limited liability company ("IDT Sub"), IDT Investments Inc., a Nevada corporation ("IDT Investments"), Liberty Media Corporation, a Delaware corporation ("LMC"), and LMC Animal Planet, Inc., a Colorado corporation ("Liberty Sub"), and each other Person who, in accordance with the terms hereof, shall become a party to or be bound by the terms of this Agreement after the date hereof.

                                 R E C I T A L S

         WHEREAS, the Company was formed under the Act pursuant to the Certificate of Formation filed with the Secretary of State of the State of Delaware on October 17, 2001;

         WHEREAS, IDT Sub entered into a Limited Liability Company Agreement, dated as of October 19, 2001 (the "Limited Liability Company Agreement"), in respect of the Company, which was amended and restated on October 19, 2001, by the Amended and Restated Limited Liability Company Agreement, dated as of October 19, 2001 (the "Amended and Restated Limited Liability Company Agreement"), entered into by IDT Sub, AT&T Sub and AT&T;

         WHEREAS, IDT Sub and AT&T Sub hereby agree to admit IDT Investments and Liberty Sub as members to the Company, on the terms and conditions contained in this Agreement;

         WHEREAS, AT&T, AT&T Sub, IDT Corporation, IDT Sub, IDT Investments, LMC and Liberty Sub are entering into this Agreement to jointly own 28,896,750 shares of Class A Common Stock, par value $.01 per share (together with any shares of such common stock or other property distributed in respect thereof, the "Common Stock"), of Net2Phone, Inc., a Delaware corporation ("Net2Phone"), and to actively manage the Common Stock through the Company to increase the value of the Common Stock for the benefit of the parties;

         WHEREAS, IDT Sub contributed to the Company the 9,996,750 shares of Common Stock owned by IDT Sub immediately prior to the execution and delivery of the Limited Liability Company Agreement (the "IDT Sub Shares") in exchange for Class A-1 and Class B Membership Interests of the Company, on the terms and conditions contained in the Limited Liability Company Agreement, the Amended and Restated Limited Liability Company Agreement and this Agreement;

         WHEREAS, AT&T Sub contributed to the Company the 18,900,000 shares of Common Stock beneficially owned by AT&T Sub immediately prior to the execution and delivery of the Amended and Restated Limited Liability Company Agreement (the "AT&T Sub Shares") in exchange for Class A and Class B Membership Interests of the Company, on the terms and conditions contained in the Amended and Restated Limited Liability Company Agreement and this Agreement; and

         WHEREAS, AT&T Sub wishes to transfer certain of its Class A Membership Interests and Class B Membership Interests in exchange for cash and stock of Liberty Sub and IDT Investments in accordance with the Exchange Agreements (as defined herein).

         NOW, THEREFORE, in order to carry out their intent as expressed above and in consideration of the mutual agreements contained herein, the parties hereby agree to amend and restate the Amended and Restated Limited Liability Company Agreement in its entirety as follows:


                                   ARTICLE I.

                                   DEFINITIONS

         1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Act" shall mean the Delaware Limited Liability Company Act, Sections 18-101 et seq. of Title 6 of the Delaware Code, as amended from time to time.

         "Additional Member" shall mean any Person admitted to the Company as a Member pursuant to the terms of this Agreement.

         "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant period, after giving effect to the following adjustments:

                  (i) credit to such Capital Account of any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury

         Regulations Section 1.704-2(g)(1) or pursuant to the penultimate sentence of Treasury Regulations Section 1.704-2(i)(5); and

                  (ii) debit to such Capital Account the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

This definition of Adjusted Capital Account Deficit and the limitations and allocations set forth in Section 6.6(a), (b) and (c) hereof are together intended to comply with Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and shall be so interpreted.

         "Affiliate" shall mean with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with such Person.

         "Affiliate Transaction" shall have the meaning set forth in Section
4.6.

         "Agreement" shall mean this Second Amended and Restated Limited Liability Company Agreement of Net2Phone Holdings, L.L.C., including any Schedules hereto, as it may hereafter be amended, modified or supplemented from time to time.

         "Amended and Restated Limited Liability Company Agreement" has the meaning given in the Recitals.

         "AT&T" has the meaning given in the Preamble.

         "AT&T Restructuring Entity" has the meaning given in Section 13.9.

         "AT&T Sub Shares" has the meaning given in the Recitals.

         "AT&T Sub" has the meaning given in the Preamble.

         "Bankruptcy" shall mean, with respect to the affected party, (i) the entry of an Order for Relief under Title 11 of the United States Code, (ii) the admission by such party of its inability to pay its debts as they mature, (iii) the making by it of an assignment for the benefit of creditors, (iv) the filing by it of a petition in bankruptcy or a petition for relief under Title 11 of the United States Code or any other applicable federal or state bankruptcy or insolvency law, (v) the expiration of sixty (60) days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for the assets of such party, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such sixty (60)-day period or (vi) the imposition of a judicial or statutory lien on all or a substantial part of its assets unless such lien is discharged or vacated or the enforcement thereof stayed within sixty (60) days after its effective date.

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With respect to a Member, the foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

         "Board of Managers" shall mean the governing board of the Company, constituted in accordance with the provisions of Article III hereof. Each member of the Board of Managers shall constitute a "manager" within the meaning of the Act.

         "Book Value" with respect to any Company Asset shall mean its adjusted basis for federal income tax purposes, except that the initial Book Value of any asset contributed by a Member to the Company shall be an amount equal to the fair market value of such asset as determined by the Board of Managers, and such Book Value shall thereafter be adjusted in a manner consistent with Treasury Regulations Section 1.704-l(b)(2)(iv)(g), including as a result of any revaluations pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) in the sole discretion of the Board of Managers.

         "Breaching Member" shall have the meaning set forth in Section 2.7.

         "Capital Account" when used in respect of any Member shall mean the Capital Account maintained for such Member in accordance with Section 6.4, as said Capital Account may be increased or decreased from time to time pursuant to the terms of Section 6.4.

         "Capital Contribution" when used with respect to (x) any Member shall mean the amount of capital, if any, contributed by such Member in accordance with Section 6.1(a) and (y) each of the Class A Membership Interests, Class A-1 Membership Interests and Class B Membership Interests held by a Member, the amount of capital contributed by the Member with respect to each such class of Membership Interests.

         "Certificate of Formation" shall mean the certificate of formation of the Company filed with the Secretary of State of the State of Delaware on October 17, 2001, as the same may be amended and/or restated from time to time.

         "Class A Capital Account" shall have the meaning set forth in Section 6.4(a).

         "Class A Fair Market Value" shall mean, at any time with respect to a Class A Membership Interest, the value of the distributions that the holder of such Class A Membership Interest would receive pursuant to Section 10.2(iii) upon the hypothetical liquidation of the Company at such time. For purposes of determining the Class A Fair Market Value, the Common Stock shall be valued as set forth in Section 10.2 hereof.

         "Class A Member" shall mean (i) each of AT&T Sub and Liberty Sub for so long as each holds any Class A Membership Interests, (ii) any transferee of any Class

A Membership Interest who has been admitted to the Company as an Additional Member in accordance with the terms of this Agreement or (iii) any other Person who has been admitted to the Company as a Class A Member in accordance with the terms of this Agreement.

         "Class A Membership Interest" shall mean one unit of the authorized Class A Membership Interests of the Company issued and outstanding in accordance with this Agreement.

         "Class A Percentage Interest" shall equal, with respect to any Class A Member, the number of Class A Membership Interests then held by such Class A Member divided by the aggregate number of Class A Membership Interests then issued and outstanding, expressed as a percentage.

         "Class A-1 Capital Account" shall have the meaning set forth in Section 6.4(a).

         "Class A-1 Member" shall mean (i) IDT Sub for so long as it holds any Class A-1 Membership Interests, (ii) any transferee of any Class A-1 Membership Interest who has been admitted to the Company as an Additional Member in accordance with the terms of this Agreement or (iii) any other Person who has been admitted to the Company as a Class A-1 Member in accordance with the terms of this Agreement.

         "Class A-1 Membership Interest" shall mean one unit of the authorized Class A-1 Membership Interests of the Company issued and outstanding in accordance with this Agreement.

         "Class A-1 Percentage Interest" shall equal, with respect to any Class A-1 Member, the number of Class A-1 Membership Interests then held by such Class A-1 Member divided by the aggregate number of Class A-1 Membership Interests then issued and outstanding, expressed as a percentage.

         "Class B Capital Account" shall have the meaning set forth in Section 6.4(a).

         "Class B Member" shall mean (i) each of IDT Sub, IDT Investments and Liberty Sub for so long as each holds any Class B Membership Interests, (ii) any transferee of any Class B Membership Interest who has been admitted to the Company as an Additional Member in accordance with the terms of this Agreement or (iii) any other Person who has been admitted to the Company as a Class B Member in accordance with the terms of this Agreement.

         "Class B Membership Interest" shall mean one unit of the authorized Class B Membership Interests of the Company issued and outstanding in accordance with this Agreement.

         "Class B Percentage Interest" shall equal, with respect to any Class B Member, the number of the Class B Membership Interests then held by such Class B Member divided by the aggregate number of Class B Membership Interests then issued and outstanding, expressed as a percentage.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or any corresponding provision(s) of succeeding law.

         "Company Assets" shall mean all right, title and interest of the Company in and to all or any portion of the assets of the Company, including, without limitation, securities of, and ownership interests in, Subsidiaries of the Company, and any property (real, personal, tangible or intangible) acquired in exchange therefor or in connection therewith.

         "Common Stock" shall have the meaning set forth in the recitals.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities or other ownership interests by contract or otherwise.

         "Damages" shall have the meaning set forth in Section 2.7.

         "Distributable Funds" shall mean all cash receipts of the Company (or released from reserves) during any period, as reduced by the setting aside during such period of such reserves as the Board of Managers may deem reasonably necessary for the discharge of liabilities or obligations of the Company and as increased by the release of any such reserves as determined by the Board of Managers.

         "electronic transmission" has the meaning given in Section 3.2(i).

         "Exchange Agreements" shall mean, (i) the exchange agreement, dated as of the date hereof, among AT&T, AT&T Sub, IDT Corporation, IDT Domestic Telecom, Inc., IDT Nevada Holdings, Inc. and IDT Investments, and (ii) the exchange agreement, dated as of the date hereof, among AT&T, AT&T Sub, LMC and Liberty Sub, pursuant to which the Exchange Transactions will occur.

         "Exchange Transactions" shall mean the separate transactions, entered into as of the date hereof, pursuant to which AT&T Sub (x) is transferring certain Class A Membership Interests, Class B Membership Interests and shares of IDTC Class B

Common Stock to Liberty Sub in exchange for cash and shares of preferred stock and common stock of Liberty Sub and (y) is transferring certain Class B Membership Interests to IDT Investments in exchange for cash and shares of IDT Investments Preferred Stock.

         "Fiscal Year" shall mean the fiscal year of the Company, which shall be each twelve-month period ending December 31 of each year; provided, however, that upon termination of the Company, "Fiscal Year" shall mean the period from the end of the last preceding Fiscal Year to the date of such termination.

         "IDT Corporation" has the meaning given in the Preamble.

         "IDT Investments" has the meaning given in the Preamble.

         "IDT Investments Call" has the meaning given in Section 8.2(a).

         "IDT Investments Preferred Stock" has the meaning given in Section 8.1(b).

         "IDT Investments Put" has the meaning given in Section 8.1(a).

         "IDT Sub" has the meaning given in the Preamble.

         "IDT Sub Shares" has the meaning given in the Recitals.

         "IDTC Class B Common Stock" has the meaning given in Section 8.1(b).

         "Indebtedness" shall mean (i) all indebtedness for borrowed money or for the deferred purchase price of property, goods and services, including reimbursement, and all other obligations, absolute or contingent, with respect to surety bonds, letters of credit and bankers' acceptances whether or not matured, and hedges, swaps and other derivative contracts and financial instruments, (ii) all obligations evidenced by notes, bonds, debentures, or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all capital lease obligations, (v) all indebtedness referred to in clause (i), (ii), (iii) or (iv) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured
by) any lien upon or on property owned by the Company or any wholly-owned Subsidiary (including accounts or contract rights), even though the Company or such wholly-owned Subsidiary has not assumed or become liable for such indebtedness, and (vi) all guaranteed indebtedness of others.

         "Independent Accountants" has the meaning given in Section 4.8(a).

         "Initial Class B Return" has the meaning given in Section 7.1(a)(iii).

         "IRR" shall mean the internal rate of return since the date hereof earned by the Class B Members on the Capital Contributions made with respect to the Class B Membership Interests taking into account the timing and amounts of any distributions made with respect to the Class B Membership Interests pursuant to Sections 7.1(a) and 10.2.

         "IRS" shall mean the Internal Revenue Service and any successor agency or entity thereto.

         "Liberty Sub" has the meaning given in the Preamble.

         "Liberty Sub Call" has the meaning given in Section 8.2(a).

         "Liberty Sub Preferred Stock" has the meaning given in Section 8.1(c).

         "Liberty Sub Put" has the meaning given in Section 8.1(a).

         "Limited Liability Company Agreement" has the meaning given in the Recitals.

         "LMC" has the meaning given in the Preamble.

         "LMC Manager" has the meaning given in Section 3.2(b).

         "Managers" has the meaning given in Section 3.2(a).

         "Member" shall mean a Class A Member, a Class A-1 Member or a Class B Member, as the context may require, in its capacity as a member of the Company. For purposes of the Act, there are no separate classes or groups of members other than the Class A Members, the Class A-1 Members and the Class B Members.

         "Membership Interests" means the Class A Membership Interests, the Class A-1 Membership Interests and the Class B Membership Interests.

         "Net2Phone" has the meaning given in the Recitals.

         "Organizational Documents" shall mean (if applicable) (i) with respect to a corporation, such Person's certificate or articles of incorporation and by-laws (including any constitution or rules constituting such by-laws), and any shareholder agreement, voting agreement, voting trust or similar arrangement applicable to any of such Person's authorized shares of capital stock, (ii) with respect to a partnership, such Person's certificate of limited partnership, if any, partnership agreement, voting trusts, voting agreements or similar arrangements applicable to any of its partnership interests or

(iii) with respect to a limited liability company, such Person's certificate of formation, limited liability company or operating agreement, voting trusts, voting agreements or similar arrangements applicable to any of its limited liability company interests.

         "Parent" shall mean (i) LMC with respect to Liberty Sub or any Permitted Transferee of Liberty Sub, (ii) AT&T (or if the Agreement is assigned by AT&T to an AT&T Restructuring Entity, the AT&T Restructuring Entity) with respect to AT&T Sub or any Permitted Transferee of AT&T Sub, (iii) IDT Corporation with respect to IDT Sub or any Permitted Transferee of IDT Sub and IDT Investments or any Permitted Transferee of IDT Investments, and (iv) with respect to each of the foregoing, any assignee pursuant to Section 13.9(a)(ii).

         "Permitted Transferee" has the meaning given in Section 9.2.

         "Person" shall mean an individual, corporation (including any non-profit corporation), association, general or limited partnership, organization, business, firm, limited liability company, joint venture, trust, estate or other entity, association or organization, whether constituting a separate legal entity or not.

         "Profits" and "Losses" for any period shall mean the taxable income or loss, as the case may be, of the Company for such period determined in accordance with Code Section 703(a) and Treasury Regulation Section 1.703-1 computed with the following adjustments:

              (i) Items of gain, loss, and deduction shall be computed based upon the Book Values of the Company's assets (in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g) and/or 1.704-3(d)) rather than upon the assets' adjusted bases for federal income tax purposes;

              (ii) Any tax exempt income received by the Company shall be included as an item of gross income;

              (iii) The amount of any adjustments to the Book Values of any assets of the Company pursuant to Code Section 743 shall not be taken into account; and

              (iv) Any expenditure of the Company described in Code Section 705(a)(2)(B) (including any expenditure treated as being described in Code Section 705(a)(2)(B) pursuant to Treasury Regulation under Code
         Section 704(b)) shall be treated as a deductible expense.

         "Regulatory Allocations" has the meaning given in Section 6.6(d).

         "Significant Decision" has the meaning given in Section 3.3.

         "Sub-Capital Account" when used in respect of the Membership Interests held by any Member shall mean the Sub-Capital Account maintained for such Member in accordance with Section 6.4 with respect to each class of Membership Interests held by such Member, as said Sub-Capital Accounts may be increased or decreased from time to time pursuant to the terms of Section 6.4.

         "Subsidiary" shall mean, with respect to any Person, (x) any other Person which such Person Controls and (y) in which such Person owns a majority of the outstanding capital stock or other ownership interests.

         "Tax Matters Member" shall initially be IDT Sub who shall serve as Tax Matters Member until such time as a successor Tax Matters Member is appointed by the Board of Managers.

         "Terminating Event" has the meaning given in Section 9.1.

         "Total Class B Return" has the meaning given in Section 7.1(a)(iv).

         "Transaction Documents" shall mean the Exchange Agreements and this Agreement.

         "Transfer" shall have the meaning set forth in Section 9.2.

         "Treasury Regulations" shall mean the regulations promulgated under the Code, as amended.

         "Voting Agreement" shall mean the Voting Agreement, dated as of August 11, 2000, by and between AT&T Sub and IDT Investments.

         1.2. Terms Generally. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined herein have the meanings assigned to them herein and include both the plural and the singular, as the context may require;

         (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

         (c) the words "including" and "include" and other words of similar import shall be deemed to be followed by the phrase "without limitation."

                                  ARTICLE II.

                          THE COMPANY AND ITS BUSINESS

         2.1. Formation of the Company; Effectiveness. Prior to the date hereof, the Certificate of Formation was filed with the Secretary of State of the State of Delaware. The Members hereby agree to execute and file any required amendments to the Certificate of Formation and shall do all other acts required for the constitution of the Company as a limited liability company under the laws of the State of Delaware. The Members and the Board of Managers hereby ratify and approve the execution, delivery and filing of the original Certificate of Formation with the Secretary of State of the State of Delaware by Nikola Uzelac, and all other certificates executed, delivered and filed as of the date hereof with the Secretary of State of the State of Delaware by any officer of the Company, as an authorized person within the meaning of the Act. Thereafter, Nikola Uzelac's powers as an authorized person ceased, and any Person authorized by the Board of Managers as an authorized person within the meaning of the Act shall execute, deliver and file, or cause the execution, delivery and filing of, all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed with the Secretary of State of the State of Delaware.

         2.2. Company Name. The business of the Company shall be conducted under the name of "Net2Phone Holdings, L.L.C." in the State of Delaware and under such name or such assumed or trade names as the Board of Managers deem necessary or appropriate to comply with the requirements of any other jurisdiction in which the Company may be required to qualify.

         2.3. Term. The term of the Company commenced on the date the Secretary of State of the State of Delaware accepted for filing the Certificate of Formation for the Company and shall continue until the Company is dissolved pursuant to Article X of this Agreement.

         2.4. Business; Scope of Members' Authority.

         (a) The Company is organized for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary, convenient, desirable or incidental to the foregoing, including, without limitation, acquiring, holding, managing, operating and disposing of real and personal property.

         (b) Except as otherwise expressly and specifically provided in this Agreement, no Member shall have any authority to bind or act for, or assume any obligations or responsibility on behalf of, any other Member or the Company. Neither the Company nor any Member shall, by virtue of executing this Agreement, be responsible or liable for any Indebtedness or obligation of the other Members incurred or arising either before or after the execution of this Agreement, except that the Company shall be responsible for the responsibilities, liabilities, Indebtedness and obligations of the Company incurred after the date hereof pursuant to and as limited by the terms of this Agreement.

         2.5. Principal Office; Registered Agent. The principal office of the Company shall be at 400 North Stephanie Street, Suite 235, Henderson, Nevada 89014. The Company may change its place of business to such location or locations as may at any time or from time to time be determined by the Board of Managers. The mailing address of the Company shall be at 400 North Stephanie Street, Suite 235, Henderson, Nevada 89014, or such other address as may be selected from time to time by the Board of Managers. The registered office and registered agent in the State of Delaware of the Company shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         2.6. Names and Addresses of Members. The names and addresses of the Members are set forth on Schedule I hereto, as such schedule shall be amended from time to time to reflect changes in the Members or their addresses. Upon execution and delivery of this Agreement IDT Investments and Liberty Sub shall be admitted to the Company as Members and IDT Sub and AT&T Sub shall continue as Members.

         2.7. Certain Representations by Members. Each Member represents, warrants, agrees and acknowledges that, as of the date hereof, (i) it has been duly authorized to purchase and hold its Membership Interests and to execute and deliver this Agreement and all other instruments executed and delivered on behalf of it in connection with the acquisition of its Membership Interests,
(ii) the execution and delivery of this Agreement and the performance of its obligations hereunder will not result in a breach or violation of, a default under, or conflict with (A) its Organizational Documents or (B) any existing agreement to which it or any of its properties or assets is subject, other than in the case of clause (ii) (B) above, such breaches, violations, defaults and conflicts that will not materially adversely affect the ability of the Company and the Members to consummate the transactions and acts contemplated by this Agreement and, to the best of its knowledge, will not subject the Company, any wholly-owned Subsidiary of the Company or the Members to any material liability or materially and adversely affect the ability of the Company or any wholly-owned Subsidiary of the Company to conduct its business as currently conducted or as proposed to be conducted, (iii) this Agreement has been duly authorized, executed and delivered by, and is a binding agreement on the part of, such Member enforceable against such Member in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and (iv) all authorizations, consents, approvals, orders, notices, filings, registrations, qualifications and exemptions of, with or from any court, administrative agency or commission or other federal, state or local governmental authority and agencies, departments or subdivisions thereof or any self-regulatory authority required to be obtained or made by or on behalf of such Member in connection with the execution of this Agreement or the performance of its obligations hereunder, to its knowledge, have been duly obtained or made by such Member and are in full force and effect, other than authorizations, consents, approvals, orders, notices, filings, registrations, qualifications and exemptions the absence of which would not have individually or in the aggregate a material adverse effect on the transactions contemplated by this Agreement. Each Member agrees to indemnify the Company, any wholly-owned Subsidiary of the Company and each other Member against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments and awards, and costs and expenses (including, but not limited to, reasonable attorneys' fees) (collectively, "Damages") incurred by the Company or any such other Member or any Affiliate of any Member arising from any breach by such Member of any of the foregoing representations and warranties or the representations and warranties contained in Section 6.1(b) of this Agreement (the "Breaching Member"); provided, however, that (A) if the Breaching Member is AT&T Sub, AT&T shall also covenant and agree to indemnify the Company, any wholly-owned Subsidiary of the Company and each other Member against any and all Damages arising from AT&T Sub's breach of any of the foregoing representations and warranties, (B) if the Breaching Member is IDT Sub or IDT Investments, IDT Corporation shall also covenant and agree to indemnify the Company, any wholly-owned Subsidiary of the Company and each other Member against any and all Damages arising from IDT Sub's or IDT Investments' breach of any of the foregoing representations and warranties, and (C) if the Breaching Member is Liberty Sub, LMC shall also covenant and agree to indemnify the Company, any wholly-owned Subsidiary of the Company and each other Member against any and all Damages arising from Liberty Sub's breach of any of the foregoing representations and warranties.

         2.8. Withholding Tax. Each Member represents and warrants that it is not a foreign partner under Section 1446(e) of the Code.


                                  ARTICLE III.

                         MANAGEMENT OF COMPANY BUSINESS

         3.1. Management and Control.


         (a) Except as otherwise specifically set forth in this Agreement, the Board of Managers of the Company, acting in accordance with the terms of this Agreement, including, but not limited to, Section 3.2, shall have the right, power and authority to oversee the business and affairs of the Company and to do all things necessary to manage the business of the Company, and the Board of Managers is hereby authorized to take any action of any kind and to do anything and everything the Board of Managers deems necessary or appropriate in accordance with the provisions of this Agreement and applicable law. Any action taken by the Board of Managers in accordance with the terms of this Agreement that is not otherwise in violation of applicable law shall constitute the act of, and shall serve to bind, the Company.

         (b) No Member shall take any action on behalf of or in the name of the Company, or enter into any commitment or obligation binding upon the Company, except for actions authorized by the Board of Managers in the manner set forth herein.

         3.2. Appointment of Managers; Removal of Managers; Meetings of Managers and Members.

         (a) The Board of Managers shall be comprised of five (5) Managers of the Company (the "Managers"), who shall be appointed by Members owning a majority of the Class A-1 Membership Interests, subject to the consent of the other Members, which shall not be unreasonably withheld. For so long as Liberty Sub owns a majority of the Membership Interests owned by it on the date hereof, the Class A-1 Member or Members agree to cause one nominee selected by Liberty Sub to be appointed as a Manager of the Company (the "LMC Manager"). A Manager need not be a Member. The initial Managers shall be those individuals designated on Schedule II hereto.

         (b) Each Manager shall hold office until his death, resignation or removal as set forth in this Section 3.2(b). Any Manager may resign at any time upon written notice to the Board of Managers. Such resignation shall take effect at the time specified therein, and unless specified therein, no acceptance of such resignation shall be necessary to make it effective. Any Manager may be removed with or without cause by Members owning a majority of the Class A-1 Membership Interests, and any Person designated to replace such Manager shall be appointed in accordance with Section 3.2(a); provided, however, that so long as Liberty Sub owns a majority of the Membership Interests owned by it on the date hereof, the Class A-1 Member or Members, shall not, without Liberty Sub's consent, remove or cause the removal without cause of the LMC Manager.

         (c) As soon as practicable after the date hereof, each of AT&T Sub and IDT Investments shall (i) assign its rights under the Voting Agreement to the Company and (ii) use reasonable best efforts to fully cooperate with each other and with the Company in removing and replacing the directors of Net2Phone currently designated by AT&T Sub and in ensuring that the directors of Net2Phone designated by IDT Investments are elected to the Net2Phone board of directors.

         (d) The Board of Managers shall make all decisions relating to the casting of votes in respect of the Common Stock on all matters submitted to a vote of, or seeking the written consent of, the stockholders of Net2Phone, including the election and removal of directors to the board of directors of Net2Phone.

         (e) The Board of Managers may hold meetings, both regular and special, either within or without the State of Delaware.

         (f) Regular meetings of the Board of Managers may be called by any Manager on one (1) day's prior notice to each member of the Board of Managers, either personally or by mail or by facsimile, at such time and such place as from time to time shall be determined by the Board of Managers, but in any event shall be held at least once every quarter.

         (g) Special meetings of the Board of Managers may be called by any Manager on one (1) day's prior notice to each member of the Board of Managers, either personally or by mail or by facsimile. Such notice shall state the purpose or purposes for which the special meeting is called.

         (h) At all meetings of the Board of Managers, three (3) Managers, present in person or represented by proxy, shall constitute a quorum for the transaction of business and, provided proper notice has been given to the Managers, the act of a majority of the Managers, present in person or represented by proxy, at any meeting at which there is a quorum shall be the act of the Board of Managers and, subject to Section 3.3, shall conduct, oversee and manage the business and affairs of the Company.

         (i) Any action required or permitted to be taken at any meeting of the Board of Managers may be taken without a meeting if the Managers having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Managers were present, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the Company. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. As used in this Agreement, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

         (j) Managers may participate in a meeting of the Board of Managers by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         (k) Each Manager shall have the right to receive all printed information distributed to any member of the Board of Managers in his or her capacity as a Manager.

         (l) Each Manager may authorize another person or persons to act for such Manager by proxy at any meeting of the Board of Managers.

         3.3. Significant Decisions. The Company shall not, and no Manager of the Company shall have the power or authority to cause the Company to, without the prior unanimous consent of all of the Members, take any action in respect of a Significant Decision; provided, however, that if a Member receives notice from the Company, either personally or by mail or by facsimile, describing in reasonable detail an action with respect to a Significant Decision that the Company intends to adopt, and such Member does not notify the Company in writing within seven (7) days or such longer period as may be stated in the notice that it does not consent to the taking of such action, such Member shall be deemed to have consented to the taking of such action with respect to the Significant Decision. For purposes of this Agreement, each of the following matters shall constitute a "Significant Decision":

         (a) the adoption, amendment, alteration or repeal of any provision or term of any Organizational Document of the Company;

         (b) any merger or consolidation involving, or any reorganization, dissolution (other than as expressly provided in Article X or Article XI hereof), liquidation or the issuance of equity securities or securities convertible into or exchangeable for equity securities (other than in any of the foregoing instances any merger or consolidation of a wholly owned Subsidiary of the Company, if any, with or into the Company or another wholly owned Subsidiary of the Company which would not have a material adverse tax effect on any Member) or other winding-up or termination of, the Company (or the adoption of a plan to do any of the foregoing);

         (c) the purchase or other acquisition (by merger, consolidation or otherwise) by the Company of any stock or equity interests in or of any other Person, or any assets of any other Person, or any business (or a substantial part of a business), other than the purchase or other acquisition of (i) securities issued by governmental agencies backed by the full faith and credit of the United States government, (ii) deposits with, certificates of deposit issued by and securities repurchase contracts with commercial banks or primary financial institutions, (iii) commercial paper, or (iv) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (i), (ii) or (iii) hereof;

         (d) except as otherwise provided in this Agreement, the redemption, purchase, repurchase or other acquisition for value of any Membership Interests (other than as expressly provided in Article VIII and Article XI hereof) or any debt securities of the Company or any wholly-owned Subsidiary of the Company (except to the extent such debt security is required to be so redeemed, purchased, repurchased or otherwise acquired in accordance with the terms of this Agreement);

         (e) the sale, transfer, pledge or hypothecation of any shares of Common Stock other than to a wholly-owned Subsidiary of the Company;

         (f) subject to subsection (i) below, the entering into of any contract or transaction with or for the direct or indirect benefit of, or payment or provision of any money or other form of consideration, directly or indirectly, to or for the benefit of, or assumption, guarantee or becoming otherwise liable for any indebtedness or other obligation of, or sale, lease (as lessor or lessee), transfer, giving or other assignment or acquisition of any properties or assets, tangible or intangible, or services to or from, any Member or any of their respective Affiliates; provided, that subject to subsection (i) below, the unanimous consent of the Members shall not be required for the advancement of any working capital to the Company by IDT Corporation and LMC as contemplated in
Section 4.1(e);

         (g) taking any action or failing to take any action that could reasonably be expected to result in (i) the Company failing to be treated as a partnership for U.S. federal income tax purposes or (ii) the termination of the Company under Section 708(b) of the Code;

         (h) accepting contributions of capital from any Member after the date hereof;

         (i) enter into any contract or arrangement which requires payment to or by the Company or any of its Subsidiaries in an amount, whether payable at one time or in a series of payments, in excess of U.S. $500,000 over the life of the contract or arrangement, except for any contract or arrangement which require payment of reasonable fees relating to administrative or professional services provided to the Company or any of its Subsidiaries;

         (j) cause any settlement of any litigation or other governmental proceeding or which provides for the release of a Manager from any liability for damages to the Company caused by fraud or willful misconduct of such Manager; provided, however, that the consent of the Members to take action with respect to this Section 3.3(j) shall not be unreasonably withheld;

         (k) entering into, assuming or becoming bound by any contract to do any of the foregoing, or otherwise attempting to do any of the foregoing, either directly or indirectly.

Notwithstanding anything to the contrary contained herein, any action required to be taken by the Company pursuant to Article VII shall not be deemed a Significant Decision.

         3.4. Compensation of Managers. The Managers shall not be entitled to any compensation in connection with management services rendered to the Company. All expenses incurred by the Managers in connection with travel to and from meetings of the Board of Managers shall be borne by the Class A-1 Member, other than the expenses of the LMC Manager, which shall be borne by Liberty Sub.

         3.5. Actions by the Members. All actions required or permitted to be taken by the Members may be taken without a meeting. The Members having not less than the minimum number of votes that would be necessary to authorize or take an action may consent in writing or by electronic transmission to the authorization or taking of an action and the written consent or electronic transmission or transmissions shall be filed with the minutes of the Company. The filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

                                  ARTICLE IV.

                          RIGHTS AND DUTIES OF MEMBERS

         4.1. Other Activities of the Members. (a) Subject to Sections 4.1(b) and 4.1(c), this Agreement shall not be construed to create any duty or obligation on the part of any of the Members, the Company or any other person employed by, related to or in any way affiliated with any Member or the Company to disclose or offer to the Company or the Members, or obtain for the benefit of the Company or the Members, any other activity or venture or interest therein, or to create on the part of the Company, any of the Members, any creditors of the Company or any other Person having any interest in the Company (i) any claim, right or cause of action against any of the Members or any other Person employed by, related to or in any way affiliated with, any of the Members by reason of any direct or indirect investment or other participation, whether active or passive, in any other activity or venture or interest therein or (ii) any right to any such activity or venture or interest therein or the income or profits derived therefrom.

         (b) AT&T hereby undertakes to use its reasonable best efforts to make valuable and meaningful introductions for the Company to appropriate executives at AT&T (or its Broadband division or Business division if separate entities) and certain PTTs and equipment manufacturers where AT&T would face no conflict of interest. AT&T further will endeavor to provide, when appropriate, intangible value to the Company through its contacts and relationships and, as appropriate and in its sole discretion, to purchase products and services from Net2Phone for its own use.

         (c) IDT Corporation hereby undertakes that, to the extent that as owner, directly or indirectly, of (i) the IDT Sub Shares, (ii) any Membership Interests or (iii) any shares of Common Stock, it is entitled to the proceeds of any judgment or award resulting from any lawsuit or other legal proceeding brought by Net2Phone or the stockholders of Net2Phone against AT&T Sub or its Affiliates relating to any matter pertaining to AT&T Sub's ownership of Common Stock prior to the date hereof or its obligations under the agreements relating to the AT&T Sub Shares, IDT Corporation shall, and cause it Affiliates to, as soon as practicable after the receipt by IDT Corporation or any of its Affiliates of such proceeds, transfer such proceeds (net of any taxes payable with respect to such proceeds) to AT&T Sub for its sole benefit; provided, however, that for purposes of this
Section 4.1(c), Net2Phone shall not be deemed an Affiliate of IDT Corporation.

         (d) The provisions of Sections 4.1(b) and (c) hereof were negotiated in good faith by the parties hereto, and the parties hereto agree that such provisions are reasonable and are not more restrictive than necessary to protect the legitimate interests of the parties hereto. If any provision of Section 4.1(b) or (c) hereof shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of such Section 4.1(b) or (c). It is the intention of the parties hereto that if any of the covenants contained in
Section 4.1(b) or (c) is in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, such Section 4.1(b) or (c) shall be construed, interpreted or reformed to provide for a covenant having the maximum enforceable provisions as shall be valid and enforceable under applicable law.

         (e) From time to time, IDT Corporation and/or LMC may advance or cause any of their Affiliates to advance working capital to the Company in the form of loans in such amounts as the Board of Managers deems appropriate in order to fund administrative and professional services required by the Company, subject to terms and conditions on arm's-length basis (including interest payments, sufficient collateral to secure the obligations and other commercial terms) satisfactory to IDT Corporation and LMC.

         4.2. Liability of Members, Managers and Officers.

         (a) Except as otherwise expressly provided herein, no Member (including any Member acting in its capacity as the Tax Matters Member), Manager or officer of the Company shall be liable, responsible or accountable in damages or otherwise, with respect to matters or actions relating to the Company, under this Agreement to the Company or to any other Member or Manager for (i) any act performed or omission made in good faith except for fraud or the willful misconduct of such Member, Manager or officer, (ii) such Member's, Manager's or officer's performance of, or failure to perform, any act on the reasonable reliance on advice of legal counsel to the Company or (iii) the negligence, malfeasance or bad faith of any agent, consultant or broker of the Company selected, engaged or retained in good faith. In any threatened, pending or completed action, suit or proceeding, each Member (including any Member acting in its capacity as the Tax Matters Member), Manager and officer shall be fully protected and indemnified and held harmless by the Company to the fullest extent permitted by applicable law against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs of investigation, fines, judgments and amounts paid in settlement, actually incurred by such Member, Manager or officer in connection with such action, suit or proceeding) by virtue of its status as a Member (including by virtue of any Member's status as the Tax Matters Member), Manager or officer, as the case may be, or with respect to any action or omission taken or suffered in good faith, other than liabilities and losses resulting from fraud or the willful misconduct of such Member, Manager or officer. The indemnification provided by this Section 4.2(a) shall be recoverable only out of the assets of the Company, and no Member or Manager shall have any personal liability on account thereof.

         (b) To the extent that, at law or in equity, a Member, Manager or officer of the Company has duties (including fiduciary duties) and liabilities relating thereto to the Company or to another Member or Manager, such Member, Manager or officer of the Company acting in connection with the Company's business or affairs, shall not be liable to the Company or to any Member or Manager for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Member, Manager or officer of the Company otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Member, Manager or officer of the Company in the context of this Agreement.

         4.3. Investment Representations. Each Member agrees that it will not Transfer all or any portion of, or offer to Transfer all or any portion of, such Membership Interests, or solicit offers to buy from or otherwise approach or negotiate in respect thereof with any Person or Persons whomsoever, all or any portion of such Membership Interests (i) in any manner which would violate or cause the Company or any Member to violate applicable federal or state securities laws and (ii) other than in accordance with the provisions of this Agreement.

         4.4. Legend. The Company may issue certificates representing Membership Interests and in the event that the Company issues such certificates, such certificates shall bear substantially the following legend:

         "THE MEMBERSHIP INTERESTS REPRESENTED HEREBY WERE ORIGINALLY ISSUED AS OF OCTOBER 19, 2001, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE

         STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER OR IN VIOLATION OF ANY SUCH STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THE SHARES REPRESENTED HEREBY UNTIL THE CONDITIONS THEREIN HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE."

         4.5. Limited Liability of Members.

         (a) Except as otherwise expressly provided herein or in the Act, no Member (and no director, officer, employee or controlling Person (if any) of such Member) shall be bound by, or be personally liable for, any expense, liability, indebtedness or obligations of the Company or any Subsidiary of the Company or of any other Member. Moreover, except as otherwise expressly provided herein or in the Act or for breach of this Agreement, no Member (and no director, officer, employee or controlling Person (if any) of such Member) shall have any liability under this Agreement to the Company or any other Member other than, with respect to such Member only, its Capital Contributions. The Members shall not be required to contribute any amounts in excess of the amounts set forth in Section 6.1 hereof.

         (b) To the fullest extent permitted by applicable law, recourse for any monetary liability or obligation of a Member to the Company or any other Member under this Agreement shall be had only against the Membership Interests held by such Member or the value thereof, and not against other assets of such Member.

         (c) Notwithstanding Sections 4.5(a) and (b) hereof, each Member shall be fully liable to contribute its Capital Contribution in accordance with
Section 6.1 hereof.

         4.6. Dealing with Members. The fact that a Member, an Affiliate of a Member or any officer, director, employee, partner, consultant or agent of a Member, is directly or indirectly interested in or connected with any person, firm or corporation employed by the Company to render or perform a service, or from or to whom the Company may buy or sell any property or have other business dealings, shall not prohibit the Company from employing such person, firm or corporation or from dealing with him or it (each, an "Affiliate Transaction") on arm's-length terms, and neither the Company nor any of the Members shall have any rights in or to any income or profits derived therefrom by the party to any such Affiliate Transaction.

         4.7. Designation of Tax Matters Member.

         (a) The Tax Matters Member shall act as the "tax matters partner" of the Company, as provided in the regulations pursuant to Section 6231 of the Code. The Tax Matters Member shall initially be IDT Sub, which shall serve as Tax Matters Member until such time as a successor Tax Matters Member is appointed by the Board of Managers. Any Person serving as the Tax Matters Member may be removed and a new Tax Matters Member may be appointed by the Board of Managers. Any Tax Matters Member who is to be replaced by a successor Tax Matters Member in accordance with this Section 4.7(a) shall certify that another Member has been selected as the Tax Matters Member of the Company by filing a statement to that effect with the IRS in the form and manner prescribed by
Section 301.6231(a)(7)-1(d) of the Treasury Regulation. Each Member hereby approves of such designation and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence such approval. To the extent and in the manner provided by applicable Code sections and Treasury Regulations thereunder, the Tax Matters Member (a) shall furnish the name, address, profits interest and taxpayer identification number of each Member to the IRS and (b) shall inform each Member of administrative or judicial proceedings for the adjustment of Company items required to be taken into account by a Member for income tax purposes. The Tax Matters Member shall act reasonably at all times and keep the other Members reasonably informed about its actions.

         (b) All reasonable out-of-pocket expenses and costs incurred by any Tax Matters Member in its capacity as Tax Matters Member shall be paid by the Company as an ordinary expense of its business.

         4.8. Tax Matters.

         (a) The Board of Managers shall prepare all tax returns of the Company; provided, however, that the Board of Managers shall not file any such tax return without the approval of all Members, which approval shall not be unreasonably withheld. The Board of Managers shall cause the Company to circulate to each Member for its review and approval a draft of any income tax return no later than ninety (90) days after the end of the Company's Fiscal Year. If any Member shall object to any items on the return within thirty (30) days, then the Members and the Board of Managers shall attempt to agree on a mutually acceptable resolution of any disputed tax items. If the Member and the Board of Managers cannot resolve their disagreement within 10 days, either the Member or the Board of Managers may request, in writing with a copy sent to the other party, that the disagreement be resolved by a mutually agreed upon "big five" independent accounting firm (Arthur Andersen LLP, Ernst & Young LLP, PricewaterhouseCoopers LLP, KPMG LLP or Deloitte & Touche LLP) (the "Independent Accountants") and the Independent Accountants shall be instructed to resolve the dispute by, first determining if both positions have merit, and if not, shall adopt the position that has merit. If the Independent Accountants determines that both positions have merit, the Independent Accountants shall adopt the position that will maximize, in the aggregate, the U.S. Federal, state and local income tax advantages and will minimize, in the aggregate, the U.S. Federal, state, and local income tax detriments, available to the Company's Members. The Independent Accountants shall provide their written resolution of the disagreement to both the Member and the Board of Managers within 15 days from the date that the Independent Accountants were requested to resolve such disagreement. If the Independent Accountants are incapable of resolving such disagreement based on the above-stated criteria, the position of the Board of Managers shall prevail.

         (b) The Board of Managers shall furnish a copy of all filed tax returns of the Company to each of the Members. In addition, upon reasonable written notice provided to the Company by a Member (and as otherwise required by law), the Company shall furnish such Members, on a timely basis, with all information relating to the Company required to be reported in any U.S. Federal, state and local tax returns of such Members, including a report indicating such Member's allocable share for U.S. Federal income tax purposes of the Company's income, gain, credits, losses and deductions.

         (c) The Members shall report their tax items with respect to, and arising from, their Membership Interests in a manner that is consistent with the Company's tax returns.

         (d) The Board of Managers shall provide prompt notice to the Members of advice that the IRS or any applicable state or local taxing authority intends to examine any tax returns or records or books of the Company and of any notice from the IRS in any administrative or judicial proceeding at the Company level relating to the determination of any item of income, gain, loss, deduction or credit of the Company, in each case together with a copy of such IRS or state or local taxing authority notice and any written materials submitted by the Board of Managers in response to such notice. In the event of any tax audit or any contest, dispute or litigation with respect to the treatment of, or liability of the Company for, any U.S. Federal, state or local income tax for any taxable period (or portion of a taxable period) of the Company beginning after the date hereof, the Board of Managers shall control, defend and otherwise represent the Company in such audit, contest, dispute or litigation; provided, however, that any Member that constitutes a "notice partner" (as defined in Code Section 6231(a)(8)) of the Company shall have the right, directly or through its designated representatives, to review in advance and timely comment upon all significant written submissions made in the course of such audit, contest, dispute or litigation and to participate in, directly or through its designated representatives, all conferences, meetings or proceedings with any taxing authority, and all appearances before any court or judicial body, the subject matter of which is or includes an item for which such Member's U.S. Federal income tax liability or U.S. Federal income tax benefits could be increased or decreased, respectively, by more than $1,000,000 with respect to the Fiscal Year at issue. The Board of Managers shall advise any Member that constitutes a "notice partner" of the Company (as described above) of any written proposed adjustment by the IRS that would increase (directly or through such Member's interest in any intermediate entities) such Member's U.S. Federal income tax liability (or decrease (directly or through such Member's interest in any intermediate entities) such Member's U.S. Federal tax benefits) by more than $1,000,000 with respect to the Fiscal Year at issue. If the Board of Managers proposes that such adjustment be approved, the Company shall not concede such adjustment without such "notice partner" Member's prior written approval, which approval shall not be unreasonably withheld. In the event of a disagreement between the Board of Managers and a "notice partner" Member with respect to such adjustment, the procedures for resolving disagreements set forth in Section 4.8(a) hereof shall apply.

         (e) The Board of Managers shall take any steps necessary pursuant to Code Section 6223(a) to designate any Member who so requests, as a "notice partner" (as defined in Code Section 6231(a)(8)) if such Member so requests. In addition, nothing in this Agreement is intended to waive any rights, including rights to participate in administrative and judicial proceedings, that a Member may have under Code Sections 6221 through 6233, inclusive.

         (f) Notwithstanding any other provisions of this Agreement, the provisions of this Section 4.8 shall survive the dissolution of the Company or the termination of any Member's interest in the Company and shall remain binding on all Members for a period of time necessary to resolve with the IRS or any applicable state or local taxing authority all matters (including litigation) regarding the U.S. Federal, state and local income taxation, as the case may be, of the Company or any Member with respect to the Company.

         (g) The parties hereby agree that the Company will file all of its tax returns in a manner that is consistent with the tax positions set forth in Sections 4.08 and 7.01 of the Exchange Agreement documenting the transfer by AT&T Sub of certain Class B Membership Interests to IDT Investments and on the basis that the contributions by the Members of the Common Stock to the Company are tax-free transactions under Code

Section 721.


                                   ARTICLE V.

                       BOOKS, RECORDS, BUDGETS AND REPORTS

         5.1. Books of Account. At all times during the continuance of the Company, the Board of Managers shall keep or cause to be kept true and complete books of account in accordance with United States generally accepted accounting principles (except as noted in the last sentence of Section 5.3) and in which shall be entered fully and accurately the transactions of the Company. Such books of account shall be kept on the basis of the Fiscal Year in accordance with the accrual method of accounting, and shall reflect all transactions of the Company in accordance with United States generally accepted accounting principles (except as noted in the last sentence of Section 5.3).

         5.2. Availability of Books of Account. All of the books of account referred to in Section 5.1, together with an executed copy of this Agreement, the Certificate of Formation and any amendments thereto shall at all times be maintained at the principal office of the Company or such other place in the State of Nevada or in such other state as the Board of Managers may designate in writing to the Members, and upon reasonable notice to the Board of Managers, shall be open to the inspection and examination of the Members or their representatives during reasonable business hours for purposes reasonably related to their Membership Interests.

         5.3. Annual and Periodic Reports and Statements. For each Fiscal Year, the Board of Managers shall send or shall cause to be sent to each Person who was a Member at any time during such Fiscal Year, within one hundred and twenty
(120) days after the end of such Fiscal Year, the consolidated annual financial statements of the Company including an annual balance sheet, profit and loss statement and a statement of changes in financial position, and a statement showing distributions to the Members, all as prepared in accordance with United States generally accepted accounting principles consistently applied (except as noted in the last sentence of this Section 5.3) and audited by the Company's independent public accountants, which shall be a firm of Independent Accountants and, within one hundred and twenty (120) days after the end of the Fiscal Year, a statement showing allocations to the Members of taxable income, gains, losses, deductions and credits, as prepared by such accountants. In addition, the Board of Managers shall send or cause to be sent to each Member (i) within forty-five
(45) days after the end of the first three fiscal quarters of each year, a quarterly report, as applicable, setting forth such financial and operating information as the Board of Managers shall reasonably determine but which shall include a consolidated balance sheet and income statement (except as noted in the last sentence of this Section 5.3), (ii) such monthly and quarterly financial reporting information as the Board of Managers shall reasonably determine and (iii) such financial and other information concerning the Company as is reasonably requested by any Member that is necessary for the preparation of (A) such Member's federal, state and local income or other tax returns or (B) any filing, notice or application made by or on behalf of such Member to or with any regulatory body having jurisdiction over such Member, subject to the right of the Company to withhold any confidential information that it reasonably determines will not remain confidential and that the public disclosure of which could adversely affect the Company. In addition to the rights under this Agreement and under the Act, the Company may provide such information to such Members and such other Persons as it deems appropriate. Notwithstanding the foregoing, in no event shall the results of Net2Phone be consolidated within such financial statements.

         5.4. Accounting Expenses. All out-of-pocket expenses payable to Persons in connection with the keeping of the books and records of the Company and the preparation of audited or unaudited financial statements and federal and local tax and information returns required to implement the provisions of this Agreement or required by any governmental authority with jurisdiction over the Company shall be borne by the Company as an ordinary expense of its business.

                                  ARTICLE VI.

                         CAPITAL CONTRIBUTIONS, CAPITAL
                  ACCOUNTS, PROFITS AND LOSSES AND ALLOCATIONS

         6.1. Capital Contributions of the Members.

         (a) IDT Sub has made a Capital Contribution to the Company in the form of the IDT Sub Shares, as of the date of the Limited Liability Company Agreement, with 1,300,000 shares of Common Stock exchanged for Class B Membership Interests and 8,696,750 shares of Common Stock exchanged for Class A-1 Membership Interests. AT&T Sub has made a Capital Contribution to the Company in the form of the AT&T Sub Shares, as of the date of the Amended and Restated Limited Liability Company Agreement, with 6,200,000 shares of Common Stock exchanged for Class A Membership Interests and 12,700,000 shares of Common Stock exchanged for Class B Membership Interests. No other Member is making a Capital Contribution. The Exchange Transactions are hereby approved in all respects.

         (b) Each of AT&T Sub and IDT Sub represents, warrants and acknowledges that immediately prior to its Capital Contribution, it owned the AT&T Sub Shares or the IDT Sub Shares, as applicable, beneficially and of record, free and clear of any mortgage, pledge, lien, security interest, claim, restriction, charge or encumbrance of any kind. Each of AT&T Sub and IDT Sub represents, warrants and acknowledges that it owns its Membership Interests, subject, in the case of AT&T Sub, to the Exchange Agreements, beneficially and of record, free and clear of any mortgage, pledge, lien, security interest, claim, restriction, charge or encumbrance of any kind, other than as provided in the Transaction Agreements.

         (c) The Membership Interests held by each Member and the Capital Contributions attributable to each class of Membership Interests held by each Member, before and after giving effect to the Exchange Transactions, are set forth on Schedule III hereto, as such schedule may be hereafter amended from time to time.

         6.2. Capital of the Company. The capital of the Company shall be the aggregate capital in all of the Members' Capital Accounts. Except as otherwise provided herein, no Member shall be entitled to (i) withdraw or receive any interest or other return on its Capital Contribution or (ii) voluntarily contribute capital to the Company.

         6.3. Return of Capital Contribution. Except as otherwise provided in this Agreement, no Member shall have the right to demand the return of all or any part of its Capital Contribution until the Company has been dissolved, or, in the event it has such right, to demand or receive any property other than cash in return for its Capital Contribution.

         6.4. Capital Accounts.

         (a) The Company shall maintain separate Capital Accounts for each Member in accordance with Section 704(b) of the Code and the Treasury Regulations thereunder. In addition, the Company shall maintain separate Sub-Capital Accounts for each Member (i) with respect to the Class A Membership Interests held by such Member (the "Class A Capital Account"), (ii) with respect to the Class A-1 Membership Interests held by such Member (the "Class A-1 Capital Account") and (iii) with respect to the Class B Membership Interests held by such Member (the "Class B Capital Account"), each in the same manner as the Capital Accounts except that only items allocable or attributable to each individual class of Membership Interests shall be taken into account. The Capital Accounts and the Sub-Capital Accounts of each Member as of the date hereof, after giving effect to the Exchange Transactions, are deemed to equal the dollar amounts set forth opposite such Member's name on Schedule IV hereto as of the date hereof.

         (b) The Capital Account of each Member shall be increased by the amount of any Profits allocated to such Member. The Capital Account of each Member shall be decreased by (i) the amount of any Losses allocated to such Member and
(ii) the amount of distributions to such Member. In all respects, the Members' Capital Accounts shall be determined in accordance with the detailed capital accounting rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv) as currently in effect and may be adjusted in the sole discretion of the Board of Managers as provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(f) as currently in effect.

         (c) A transferee of all (or a portion) of the Membership Interests held by a Member shall succeed to the Capital Account, Sub-Capital Account and Capital Contributions attributable to the transferred Membership Interests.

         6.5. Profits and Losses. Except as otherwise set forth in Section 6.6 hereof, Profits, Losses and items of income, gain, deduction and loss of the Company for each Fiscal Year shall be allocated among all Persons who were Members during such Fiscal Year at the direction of the Board of Managers in a manner that will, as nearly as possible, cause the Capital Account balance of each Member (as computed for purposes of section 704(b) of the Code), as of the date the Board of Managers determine the allocations, to be equal to the sum of the amounts of cash or the Book Value of other property that would be distributable to such Member pursuant to Article X hereof at such time upon a hypothetical liquidation of the Company assuming that all the remaining assets of the Company were sold for their Book Values, all debts of the Company were paid according to their terms (with any nonrecourse debt for U.S. Federal income tax purposes deemed paid in amounts not in excess of the Book Value of the property securing such nonrecourse debt) and the cash or other property received therefrom was distributed to the Members in accordance with the priorities set forth in Article X hereof.

         6.6. Special Allocations.

         The following special allocations shall be made in the following order:

         (a) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of
the Treasury Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible; provided that an allocation pursuant to this Section 6.6(a) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VI have been tentatively made as if this Section 6.6(a) were not in the Agreement.

         (b) Gross Income Allocations. In the event any Member has an Adjusted Capital Account Deficit at the end of any Fiscal Year, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this
Section 6.6(b) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article VI have been made as if Section 6.6(a) and this Section 6.6(b) were not in the Agreement.

         (c) Loss Limitation. Losses allocated pursuant to Section 6.5 hereof shall, to the extent possible, not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 6.5 hereof, the limitation set forth in this Section 6.6(c) shall be applied on a Member by Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member's Capital Accounts so as to allocate the maximum permissible Losses to each Member under
Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations. Any remaining Losses shall be allocated to the Members in the proportion and to the extent to which such Members bear the economic risk with respect to such Losses.

         (d) Curative Allocations. The allocations set forth in Section 6.6 hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 6.6(d). Therefore, notwithstanding any other provision of this Article VI (other than the Regulatory Allocations), to the extent permitted under the Treasury Regulations, the Board of Managers shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to
Section 6.5.

         6.7. Other Allocation Rules.

         (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board of Managers using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

         (b) The Members are aware of the income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their shares of Company income and loss for income tax purposes.

         (c) Notwithstanding anything to the contrary in this Article VI, the Board of Managers shall be permitted to allocate Profits and Losses and gross items of income, gain, loss and deduction and to adjust the Members' Capital Accounts in the manner the Board of Managers, in its reasonable discretion, deems required to cause the Capital Account balances of the Members to be consistent with the distribution provisions of Article VII.

         6.8. Tax Allocations: Code Section 704(c).

         (a) For tax purposes, all items of income, gain, loss, deduction, expense and credit, shall be allocated in the same manner as are Profits and Losses and items of income, gain, loss and deduction pursuant to Sections 6.5,
6.6 and 6.7; provided, however, that in accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deductions with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Book Value (computed in accordance with the definition of Book Value) using any permissible method as provided in the Treasury Regulations.

         (b) In the event the Book Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Book Value, subsequent allocations of income, gain, loss and deductions with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code
Section 704(c) and the Treasury Regulations thereunder using any permissible method as provided in the Treasury Regulations.

         (c) Any elections or other decisions relating to such allocations shall be made by the Board of Managers in its sole discretion. Allocations pursuant to this Section 6.8 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provisions of this Agreement.

         (d) No election shall be made under Section 754 of the Code for the Company unless otherwise determined by the Board of Managers in its sole discretion.

                                  ARTICLE VII.

                                  DISTRIBUTIONS

         7.1. Distribution Policy.

         (a) Subject to Paragraph (b) below, the Company shall distribute Distributable Funds only when, as and if determined by the Board of Managers. Distributable Funds on any distribution date shall be distributed to the Members in the following order of priority:

              (i) First, 100% to the Class B Membership Interests in accordance with the Class B Percentage Interests until the cumulative amounts distributed pursuant to this Section 7.1(a)(i) equal the Capital Contributions made with respect to the Class B Membership Interests;

              (ii) Second, 58.4% to the Class A-1 Membership Interests in accordance with the Class A-1 Percentage Interests and 41.6% to the Class A Membership Interests in accordance with the Class A Percentage Interests until the cumulative amounts distributed pursuant to this
         Section 7.1(a)(ii) equal the aggregate of the Capital Contributions made with respect to the Class A-1 Membership Interests and the Class A Membership Interests;

              (iii) Third, 100% to the Class B Membership Interests in accordance with the Class B Percentage Interests until the sum of the cumulative distributions to the Class B Membership Interests pursuant to Section 7.1(a)(i) and this Section 7.1(a)(iii) represents an annual IRR of 8.5% compounded quarterly with respect to the Class B Membership Interests (the "Initial Class B Return") as of such distribution date;

              (iv) Fourth, 58.4% to the Class B Membership Interests in accordance with the Class B Percentage Interests and 41.6% to the Class A Membership Interest in accordance with the Class A Percentage Interests until the sum of the cumulative distributions to the Class B Membership Interests pursuant to Section 7.1(a)(i), Section 7.1(a)(iii) and this Section 7.1(a)(iv) represents an annual IRR of 13% compounded quarterly with respect to the Class B Membership Interests (the "Total Class B Return") as of such distribution date; and

              (v) Fifth, 58.4% to the Class A-1 Membership Interests in accordance with the Class A-1 Percentage Interests and 41.6% to the Class A Membership Interests in accordance with the Class A Percentage Interests.

         (b) All amounts withheld pursuant to any provision of any U.S. federal, state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to Section 7.1(a) for all purposes of this Agreement. The Board of Managers is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any U.S. federal, state, local or foreign government any amounts required to be so withheld pursuant to the Code or any provision of any other U.S. federal, state or local law and shall allocate such amounts to those Members with respect to which such amounts were withheld. To the extent that withholding taxes and other related expenses paid to any U.S. federal, state, local or foreign government on behalf of a Member exceed the amount of any distribution the Member would otherwise receive from the Company, the Board of Managers may, in its discretion, require such

Member to contribute cash to the Company up to the amount paid on such Member's behalf.

         7.2. Liquidation. In the event of any sale or other disposition of all or substantially all of the assets of the Company in accordance with the terms of this Agreement, the Company shall be dissolved and the proceeds of such sale or other disposition shall be distributed to the Members in liquidation as provided in Article X.


                                 ARTICLE VIII.

                           RECIPROCAL PUT/CALL RIGHTS

         8.1. Put Rights.

         (a) AT&T Sub may, at its sole option, by written notice to the relevant party (or parties) delivered not more than fifteen (15) days prior to, or within fifteen (15) after, the first anniversary of the date hereof, transfer, within 30 days of providing such written notice, (x) six (6) of its Class A Membership Interests in exchange for cash and stock of IDT Investments (the "IDT Investments Put") and/or (y) twenty-three (23) of its Class A Membership Interests in exchange for cash and stock of Liberty Sub (the "Liberty Sub Put"), in either case valued at the Class A Fair Market Value of such Membership Interests, calculated as of such first anniversary.

         (b) If the Class A Fair Market Value required to be paid with respect to the IDT Investments Put is $7.4 million or less at the time the IDT Investments Put is exercised, then at least 90% of such Class A Fair Market Value shall be paid by IDT Investments to AT&T Sub in cash and the remaining portion (with the exact combination to be determined in the sole discretion of IDT Investments) of such Class A Fair Market Value shall be paid by IDT Investments to AT&T Sub in the form of preferred stock of IDT Investments having terms and conditions substantially similar to the terms and conditions contained on Schedule V-A hereto ("IDT Investments Preferred Stock"). If the Class A Fair Market Value required to be paid with respect to the IDT Investments Put is greater than $7.4 million at the time the IDT Investments Put is exercised, then IDT Investments may elect, at its sole option, to pay the portion of such Class A Fair Market Value that exceeds $7.4 million in the form of a combination of cash and shares of Class B Common Stock, par value $0.01 per share, of IDT Corporation ("IDTC Class B Common Stock") up to 90% of such excess (with the exact combination to be determined in the sole discretion of IDT Investments) and 10% to be paid in the form of IDT Investments Preferred Stock. For purposes of this Section 8.1(b), the value of a share of Class B Common Stock shall be determined to be the average (rounded to the nearest 1/10,000) of the closing prices of the IDTC Class B Common Stock during regular trading hours on the principal market on which shares of IDTC Class B Common Stock are then listed or quoted (whether the NASDAQ National Market, The New York Stock

Exchange or another national securities exchange or association) for the twenty
(20) consecutive trading day period ending on the first anniversary of the date hereof. Such satisfaction of the IDT Investments Put shall, at the option of IDT Investments, be structured in the most tax efficient manner as determined by IDT Investments; provided, that such structuring shall not change the payment terms of the IDT Investments Put described above.

         (c) The Class A Fair Market Value required to be paid with respect to the Liberty Sub Put shall be paid at the time the Liberty Sub Put is exercised, with at least 90% to be paid by Liberty Sub to AT&T Sub in the form of cash and the remaining portion (with the exact combination to be determined in the sole discretion of Liberty Sub) to be paid by Liberty Sub to AT&T Sub in the form of preferred stock of Liberty Sub having terms and conditions substantially similar to the terms and conditions contained on Schedule V-B hereto ("Liberty Sub Preferred Stock"). Such satisfaction of the Liberty Sub Put shall, at the option of Liberty Sub, be structured in the most tax efficient manner as determined by Liberty Sub; provided, that such structuring shall not change the payment terms of the Liberty Sub Put described above.

         (d) Subject to the immediately succeeding sentence, IDT Investments or Liberty Sub, as the case may be, shall pay to AT&T Sub the Class A Fair Market Value as provided in Section 8.1(b) or 8.1(c), as the case may be, within thirty
(30) days of the date the IDT Investments Put or the Liberty Sub Put, as the case may be, is exercised. In the event that the payment of any portion of the Class A Fair Market Value required to be paid with respect to the IDT Investments Put or the Class A Fair Market Value required to be paid with respect to the Liberty Sub Put requires any statutory or regulatory approval, the making of any statutory or regulatory filing or notification or the passage of any waiting period required under applicable statute or regulation, the payment of any such portion requiring such approval, filing, notification or passage of such waiting period shall be postponed until after all such approvals have been obtained, all such filings and notifications have been made and all such waiting periods have passed; provided, however, that in no event shall the payment date be extended beyond 180 days of the date the IDT Investments Put or the Liberty Sub Put, as the case may be, was exercised. The parties agree to cooperate in good faith and use all commercially reasonable efforts to obtain any such approvals, make any such filings and notifications and secure the termination of any such waiting periods.

         (e) The IDT Investments Put may be assigned by IDT Investments to Liberty Sub or any of its Affiliates at any time without the consent of AT&T or AT&T Sub; provided, however, that if the IDT Investments Put is assigned to Liberty Sub or any of its Affiliates, Liberty Sub or its Affiliate, as the case may be, shall be permitted to satisfy the IDT Investments Put in part by delivering to AT&T Sub shares of Liberty Sub Preferred Stock to the extent IDT Investments would have been permitted to satisfy the IDT Investments Put in part by delivering to AT&T Sub shares of IDT Investments

Preferred Stock;

         (f) The Liberty Sub Put may be assigned by Liberty Sub to IDT Investments or any of its Affiliates at any time without the consent of AT&T or AT&T Sub; provided, however, that if the Liberty Sub Put is assigned to IDT Investments or any of its Affiliates, IDT Investments or its Affiliate, as the case may be, shall be permitted to satisfy the Liberty Sub Put in part by delivering to AT&T Sub shares of IDT Investments Preferred Stock to the extent Liberty Sub would have been permitted to satisfy the Liberty Sub Put in part by delivering to AT&T Sub shares of Liberty Sub Preferred Stock.

         8.2. Call Rights.

         (a) IDT Investments may, at its sole option, by written notice to the relevant party (or parties) delivered not more than thirty (30) days prior to, or within thirty (30) days after, the second anniversary of the date hereof, require AT&T Sub to transfer, within ten (10) days of providing such written notice (but in no event prior to the second anniversary of the date hereof), six
(6) of the Class A Membership Interests held by AT&T Sub in exchange for cash and stock of IDT Investments (the "IDT Investments Call"), and Liberty Sub may, at its sole option, require AT&T Sub to transfer on such second anniversary twenty three (23) of the Class A Membership Interests held by AT&T Sub in exchange for cash and stock of Liberty Sub (the "Liberty Sub Call"), in either case valued at the Class A Fair Market Value of such Membership Interests, calculated as of such second anniversary.

         (b) The Class A Fair Market Value required to be paid with respect to the IDT Investments Call shall be paid within ten (10) days after the IDT Investments Call is exercised (but in no event prior to the second anniversary of the date hereof), with at least 90% to be paid in cash and the remaining portion to be paid in IDT Investments Preferred Stock, with the exact combination to be determined in the sole discretion of IDT Investments. Such satisfaction of the IDT Investments Call shall, at the option of IDT Investments, be structured in the most tax efficient manner as determined by IDT Investments; provided, that such structuring shall not change the payment terms of the IDT Investments Call described above

         (c) The Class A Fair Market Value required to be paid with respect to the Liberty Sub Call shall be paid within ten (10) days after the Liberty Sub Call is exercised (but in no event prior to the second anniversary of the date hereof), with at least 90% to be paid in cash and the remaining portion to be paid in Liberty Sub Preferred Stock, with the exact combination to be determined in the sole discretion of Liberty Sub. Such satisfaction of the Liberty Sub Call shall, at the option of Liberty Sub, be structured in the most tax efficient manner as determined by Liberty Sub; provided, that such structuring shall not change the payment terms of the Liberty Sub Call described above.

         (d) The IDT Investments Call may be assigned by IDT Investments or any of its Affiliates to Liberty Sub at any time without the consent of AT&T or AT&T Sub; provided, however, that if the IDT Investments Call is assigned to Liberty Sub or any of its Affiliates, Liberty Sub or its Affiliate, as the case may be, shall be permitted to satisfy the IDT Investments Call in part by delivering to AT&T Sub shares of Liberty Sub Preferred Stock to the extent IDT Investments would have been permitted to satisfy the IDT Investments Put in part by delivering to AT&T Sub shares of IDT Investments Preferred Stock.

         (e) The Liberty Sub Call may be assigned by Liberty Sub to IDT Investments or any of its Affiliates at any time without the consent of AT&T or AT&T Sub; provided, however, that if the Liberty Sub Call is assigned to IDT Investments or any of its Affiliates, IDT Investments or its Affiliate, as the case may be, shall be permitted to satisfy the Liberty Sub Put in part by delivering to AT&T Sub shares of IDT Investments Preferred Stock to the extent Liberty Sub would have been permitted to satisfy the Liberty Sub Put in part by delivering to AT&T Sub shares of Liberty Sub Preferred Stock.


                                  ARTICLE IX.

            TERMINATION OF A MEMBER; TRANSFER OF MEMBERSHIP INTERESTS

         9.1. Termination of a Member. The expulsion, dissolution or Bankruptcy of a Member or any other event that terminates the continued membership of any Member (each a "Terminating Event") shall not in and of itself cause the Company to be dissolved, wound up or terminated unless, no later than ninety (90) days following a Terminating Event with respect to a Member, Members owning all of the remaining Membership Interests unanimously determine not to continue the business of the Company, in which case the Company shall dissolve and liquidate pursuant to Article X hereof and the remaining Members shall select the liquidator pursuant to such Article. No Member shall have the right to withdraw or resign as a Member or, except as provided in Section 10.1(a)(i), dissolve the Company voluntarily.

         9.2. Transfer of Membership Interests. No Member may transfer, sell, pledge, hypothecate, encumber, assign or otherwise dispose of (whether voluntarily, involuntarily, by operation of law or otherwise) (each, a "Transfer") any Membership Interest, or agree or contract to Transfer any Membership Interests held by such Member, without the unanimous consent of the other Members to (x) such Transfer and (y) the admission of the proposed transferee as a Member of the Company. Notwithstanding the foregoing, a Member may Transfer any or all of its Membership Interests to (i) the Parent of such Member and/or (ii) one or more Subsidiaries of the Parent of such Member; provided that any such transferee agrees to be bound by the terms of this Agreement applicable to the Membership Interests so transferred and either (1) the other Members are reasonably satisfied that such transferee has the ability to meet the obligations it would have hereunder or (2) the transferring Member or the Parent of such Member guarantees the performance of such obligations (each, a "Permitted Transferee"). Any attempted or purported Transfer in violation of this Section 9.2 shall be void and of no force or effect. For purposes of this Agreement, any Transfer by a Parent or any Subsidiary of a Parent of any direct or indirect interest in a Member which results in such Member ceasing to be a Subsidiary of such Parent shall be deemed a Transfer by such Member of all of its Membership Interests.

                                   ARTICLE X.

                           TERMINATION OF THE COMPANY;
                     LIQUIDATION AND DISTRIBUTION OF ASSETS

         10.1. Dissolution and Termination.

         (a) The Company shall be dissolved only upon the occurrence of any of the following:

              (i) the delivery of a written notice by any Member on or after January 1, 2004 to the other Members electing to unwind and dissolve the Company; provided, however, that such election to unwind the Company shall not be effective if at any time prior to or within 30 days after the date of any such notice, the Class A-1 Members and Class B Members have elected to acquire or cause the Company to redeem the Class A Membership Interests held by AT&T Sub pursuant to Section 11.1;

              (ii) the sale or other disposition of all or substantially all of the Common Stock held directly or indirectly by the Company and receipt of the final payment of any installment obligation received as a result of any such sale or disposition;

              (iii) the unanimous written consent of all Members;

              (iv) any event which makes it unlawful for the Company's business to be continued unless, no later than thirty (30) days following such event, the Members unanimously determine not to dissolve the Company;

              (v) the issuance of a decree by any court of competent jurisdiction that the Company be dissolved and liquidated; or

              (vi) at any time that there are no Members of the Company, unless the Company is continued in accordance with the Act.

Upon dissolution, the Company shall wind-up its affairs and shall be liquidated and a certificate of cancellation of the Company's Certificate of Formation, as required by law, shall be filed.

         (b) In the event of the dissolution of the Company, its business activities shall be wound up, any amounts due from the Members shall be collected, its debts and liabilities shall be satisfied and its remaining assets, if any, shall be distributed as set forth in Section 10.2 below. Dissolution shall be effective on the date of the occurrence of an event set forth in Section 10.1(a) but the Company shall not terminate until all of the Company Assets have been liquidated and the proceeds distributed in accordance with the provisions of this Article X. Notwithstanding the dissolution of the Company, prior to the termination of the Company as aforesaid, the business of the Company and the affairs of the Members as such, shall continue to be governed by this Agreement.

         10.2. Distribution Upon Liquidation. Upon dissolution of the Company, the Board of Managers, as provided in this Agreement, or if there shall be none, a trustee or liquidator appointed by unanimous consent of the Members shall proceed to the liquidation of the Company and the proceeds of such liquidation shall, notwithstanding any other provision of this Agreement to the contrary, be applied and distributed in the following order of priority:

              (i) to creditors other than Members (whether by payment or the making of reasonable provision for payment thereof, including the setting up of any reserves that the Managers or trustee or liquidator, as the case may be, shall determine are reasonably necessary for any liabilities or obligations of the Company) in satisfaction of all Indebtedness and liabilities of the Company (including the expenses of the liquidation);

              (ii) to Members who are creditors (whether by payment or the making of reasonable provision for payment thereof, including the setting up of any reserves that the Managers or trustee or liquidator, as the case may be, shall determine are reasonably necessary for any liabilities or obligations of the Company) in satisfaction of other debts and liabilities of the Company owed to Members; and

              (iii) to the Members in accordance with Section 7.1(a) hereof.

Any Member may elect to receive distributions in kind of Common Stock held directly or indirectly by the Company to be distributed prior to any sale of shares of Common Stock or any Company Assets. In such case, the Company shall mark-to-market the shares of

Common Stock based on the average (rounded to the nearest 1/10,000) of the closing prices of the Common Stock of Net2Phone during regular trading hours on the principal market on which shares of Common Stock of Net2Phone are then listed or quoted (whether the NASDAQ National Market, The New York Stock Exchange or another national securities exchange or association) for the twenty
(20) trading days up to and including such date and distribute Common Stock to such electing Member in lieu of cash in the amount that such Member would have received pursuant to clause (iii) above if all shares of Common Stock were distributed to all the Members in a final liquidation of the Company after all obligations under clauses (i) and (ii) above are satisfied and the number of shares of Common Stock to be distributed to such electing Member are adjusted accordingly to satisfy such electing Member's pro rata share of such obligations.

         10.3. Sale of Company Assets.

         (a) As expeditiously as possible after dissolution, the Board of Managers, or any trustee or liquidator, shall satisfy all Company Indebtedness and liabilities, and make the distributions provided for in Section 10.2. Except as agreed by the Board of Managers and subject to paragraph (b) below, the priorities set forth in Section 10.2 and each Member's right to elect to receive distributions in kind of Common Stock held directly or indirectly by the Company as set forth in Section 10.2, no Member shall have the right to demand or receive property other than cash upon liquidation, and the Board of Managers, or any such trustee or liquidator, shall, in any event, have the power to sell Company Assets for cash.

         (b) In connection with the sale by the Company and reduction to cash of its assets, although the Company has no obligation to offer to sell any property to the Members, any Member or any Affiliate of any Member may bid on and purchase any Company Assets. If the Board of Managers, or any such trustee or liquidator, determines that an immediate sale of part or all of the Company's assets would cause undue loss to the Members, the Members, or any trustee or liquidator, may, with the approval of the Board of Managers, defer liquidation of and withhold from distribution for a reasonable time any Company Assets (except those necessary to satisfy the Company's current obligations).

         10.4. Deficit Capital Accounts. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or law to the contrary, upon dissolution of the Company, any deficit in a Member's Capital Account shall not be an asset of the Company and such Member shall not be obligated to contribute such amount to the Company to bring the balance of such Member's Capital Account to zero.

                                  ARTICLE XI.

                                  REDEMPTION OF
                          CLASS A MEMBERSHIP INTERESTS

         11.1. Redemption of the Class A Membership Interests held by AT&T Sub. On or after January 1, 2004, the Class A-1 Members and the Class B Members may agree to elect to either (i) acquire or (ii) cause the Company to redeem the Class A Membership Interests held by AT&T Sub. If such Members so elect, with notice of such election to be delivered to the Class A Members in accordance with Section 13.2, then (x) such Members may cause the Company to redeem the Class A Membership Interests held by AT&T Sub with Common Stock at the Class A Fair Market Value (with shares of Common Stock to be marked-to-market in accordance with Section 10.2) or (y) either or both of IDT Investments and Liberty Sub may acquire the Class A Membership Interests held by AT&T Sub at the Class A Fair Market Value (with shares of Common Stock to be marked-to-market in accordance with Section 10.2), for at least 90% cash and up to 10% IDT Investments Preferred Stock or Liberty Sub Preferred Stock, as the case may be. Such transaction shall, at the option of IDT Investments or Liberty Sub, as the case may be, be structured in the most tax efficient manner as determined by IDT Investments or Liberty Sub, as the case may be; provided, that such structuring shall not change the payment terms described above. Subject to the immediately succeeding sentence, IDT Investments, Liberty Sub or the Company, as the case may be, shall pay to AT&T Sub the Class A Fair Market Value as provided in this
Section 11.1 within thirty (30) days of the date such Member or Members or the Company elected to acquire the Class A Membership Interests held by AT&T Sub. In the event that the payment of any portion of the Class A Fair Market Value required to be paid with respect to such redemption requires any statutory or regulatory approval, the making of any statutory or regulatory filing or notification or the passage of any waiting period required under applicable statute or regulation, the payment of any such portion requiring such approval, filing, notification or passage of such waiting period shall be postponed until after all such approvals have been obtained, all such filings and notifications have been made and all such waiting periods have passed; provided, however, that in no event shall the payment date be extended beyond 180 days of such election date. The parties agree to cooperate in good faith and use all commercially reasonable efforts to obtain any such approvals, make any such filings and notifications and secure the termination of any such waiting periods.

                                  ARTICLE XII.

                                   AMENDMENTS

         12.1. Amendments. (a) Amendments may be made to this Agreement from time to time by the unanimous consent of the Members. In making any amendments, there shall be prepared and filed by the Board of Managers such documents and certificates as shall be required to be prepared and filed. All amendments to this Agreement shall be in writing.

         (b) Notwithstanding anything to the contrary contained in this Agreement, the Board of Managers shall amend Schedules I through IV hereof to reflect the admission of Additional Members, the Transfer of Membership Interests, changes in the Capital Accounts of Members and any other changes in the information set forth therein accomplished in accordance with this Agreement, and the amendment of such Schedules shall not constitute an amendment of this Agreement and shall not require the consent of any Member or other Person.


                                  ARTICLE XIII.

                                  MISCELLANEOUS

         13.1. Further Assurances. Each party to this Agreement agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of both the Board of Managers and such party, are necessary to carry out the intent and purpose of this Agreement.

         13.2. Notices. Unless otherwise specified in this Agreement, all notices, demands, elections, requests or other communications that any party to this Agreement may desire or be required to give hereunder shall be in writing and shall be given by hand, by facsimile, or by a recognized overnight courier service providing confirmation of delivery, addressed as follows:

         (a) to the Company, at the address set forth in Section 2.5; and

         (b) to the Members at their respective addresses set forth in Schedule I hereto. Each Member shall have the right to designate another address or change an address by written notice to the Company and the other Members in the manner prescribed herein.

All notices given pursuant to this Section 13.2 shall be deemed to have been given (i) if delivered by hand on the date of delivery or on the date delivery was refused by the addressee, (ii) if delivered by facsimile transmission, when transmitted to the applicable number so specified in (or pursuant to) this Section 13.2 and an appropriate answer back is received or (iii) if delivered by overnight courier, on the date of delivery as established by the return receipt or courier service confirmation (or the date on which the courier service confirms that acceptance of delivery was refused by the addressee).

         13.3. Headings and Captions. All headings and captions contained in this Agreement and the table of contents hereto are inserted for convenience only and shall not be deemed a part of this Agreement.

         13.4. Variance of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or entity may require.

         13.5. Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one Agreement.

         13.6. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

         13.7. Partition. The Members hereby agree that no Member nor any successor-in-interest to any Member shall have the right, while this Agreement remains in effect, to have the property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Company partitioned, and each Member, on behalf of himself, his successors, representatives, heirs and assigns, hereby waives any such right.

         13.8. Invalidity. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. If a provision of this Agreement is held to be invalid and the rest of this Agreement is not invalidated, each party shall use all reasonable efforts to effect as far as practicable and valid under applicable law a new provision to achieve the purpose of such invalidated provision.

         13.9. Assignment; Successors and Assigns. (a) This Agreement may be assigned, in whole or part, (i) by any Member, to any Permitted Transferee as it pertains to the Membership Interests transferred to such Permitted Transferee,
(ii) by any Parent, to any successor to or assignee of all or substantially all of the assets or business of such Parent, (iii) by IDT Investments, as provided in Sections 8.1(d) and 8.2(d), (iv) by Liberty Sub, as provided in Sections 8.1(e) and 8.2(e), and (v) by AT&T, to any entity that controls and operates substantially all of the businesses operated by AT&T's Broadband division, AT&T's Business division or AT&T's Consumer division (each an "AT&T Restructuring Entity") and to which all Membership Interests held directly or indirectly by AT&T are assigned following completion of the restructuring plan announced by AT&T in October 2000, or any successor to or assignee of all or substantially all of the assets or business of any AT&T Restructuring Entity; provided that (x) in any such case, the assignee agrees to be bound by the applicable terms of this Agreement and either (1) the other Members are reasonably satisfied that such transferee has the ability to meet the obligations it would have hereunder or (2) the assigning party or the Parent of such assigning party guarantees the performance of such obligations and (y) in the case of AT&T, the right to assign the Agreement to an AT&T Restructuring Entity shall not be utilized more than once. Any other assignment of this Agreement requires the unanimous written consent of the other parties hereto. Any attempted or purported assignment in violation of this Section 13.9 shall be void and of no force or effect.

         (b) This Agreement shall be binding upon the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and legal assigns. No Person other than the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns, shall have any rights or claims under this Agreement.

         (c) AT&T agrees, and in the event it assigns its rights under this Agreement pursuant to Section 13.9(a) hereof, its assignee shall agree, to retain beneficial ownership, either directly or indirectly, of 50% or more of the outstanding voting securities of, or other ownership interests in, AT&T Sub, or any Permitted Transferee of AT&T Sub to which any of AT&T Sub's Membership Interests are transferred.

         (d) LMC agrees, and in the event it assigns its rights under this Agreement pursuant to Section 13.9(a) hereof, its assignee shall agree, to retain beneficial ownership, either directly or indirectly, of 50% or more of the outstanding voting securities of, or other ownership interests in, Liberty Sub, or any Permitted Transferee of Liberty Sub to which any of Liberty Sub's Membership Interests are transferred.

         (e) IDT Corporation agrees, and in the event it assigns its rights under this Agreement pursuant to Section 13.9(a) hereof, its assignee shall agree, to retain beneficial ownership, either directly or indirectly, of 50% or more of the outstanding voting securities of, or other ownership interests in, IDT Investments or IDT Sub, as the case may be, or any Permitted Transferee of IDT Investments or IDT Sub to which any of IDT Investments' or IDT Sub's Membership Interests are transferred.

         13.10. Entire Agreement. This Agreement and the Exchange Agreements supersede all prior agreements among the parties with respect to the subject matter hereof and thereof and contain the entire agreement among the parties with respect to such subject matter. No waiver of any provision hereof by any party hereto shall be deemed a waiver by any other party nor shall any such waiver by any party be deemed a continuing waiver of any matter by such party. No amendment, modification, supplement, discharge or waiver hereof or hereunder shall require the consent of any Person not a party to this Agreement.

         13.11. No Brokers. Each of the parties hereto warrants to each other that there are no brokerage commissions or finders' fees (or any basis therefor) resulting from any action taken by such party or any Person acting or purporting to act on its behalf upon entering into this Agreement. Each Member agrees to indemnify and hold harmless each other Member for all costs, damages or other expenses arising out of any misrepresentation made in this Section 13.11.

         13.12. Maintenance as a Separate Entity. The Company shall maintain books and records and bank accounts separate from those of its Affiliates; shall at all times hold itself out to the public as a legal entity separate and distinct from any of its Affiliates (including in its leasing activities, in entering into any contract, in preparing its financial statements, and in its stationery and on any signs it posts), and shall cause its controlled Affiliates to do the same and to conduct business with it on an arm's-length basis; shall not commingle its assets with assets of any of its Affiliates; shall not guarantee any obligation of any of its Affiliates; shall cause its business to be carried on by the Board of Managers and shall keep minutes of all meetings of, or written consent executed by, the Members.

         13.13. Expenses. Without prejudice to its ability to recover for any losses, damages or liabilities relating to any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties to this Agreement shall pay its own expenses in connection with this Agreement and any amendments, consents or waivers (whether or not the same become effective) under or in respect of this Agreement.

         13.14. Publicity. None of the parties hereto shall, or permit any of their Affiliates to, issue any press release or make any other public statements, filings or disclosure with respect to the matters contemplated by this Agreement, the Exchange Agreements or any other matter related hereto or thereto, except (a) as may be required by applicable law, court process or obligations pursuant to the requirement of any applicable self-regulatory authority or (b) with the consent of the other parties to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                            AT&T CORP.


                                            By:/s/ RAYMOND E. LIGUORI
                                               ------------------------------
                                               Name:  Raymond E. Liguori
                                               Title: Mergers & Acquisitions
                                                      Vice President, Assistant
                                                      Treasurer


                                            ITELTECH, LLC


                                            By:/s/ RAYMOND E. LIGUORI
                                               ------------------------------
                                               Name:  Raymond E. Liguori
                                               Title: Mergers & Acquisitions
                                                      Vice President, Assistant
                                                      Treasurer


                                            IDT DOMESTIC-UNION, LLC


                                            By:  IDT Domestic Telecom, Inc., its
                                                    Managing Member

                                            By:/s/ MOTTI LICHTENSTEIN
                                               ------------------------------
                                               Name:  Motti Lichtenstein
                                               Title: CEO


                                            IDT CORPORATION


                                            By:/s/ MOTTI LICHTENSTEIN
                                               ------------------------------
                                               Name:  Motti Lichtenstein
                                               Title: EVP

                                            IDT INVESTMENTS INC.


                                            By:/s/ ANTHONY S. DAVIDSON
                                               ------------------------------
                                               Name:  Anthony S. Davidson
                                               Title: Vice President and CFO


                                            LMC ANIMAL PLANET, INC.


                                            By:/s/ CHARLES Y. TANABE
                                               ------------------------------
                                               Name:  Charles Y. Tanabe
                                               Title: Senior Vice President


                                            LIBERTY MEDIA CORPORATION


                                            By:/s/ CHARLES Y. TANABE
                                               ------------------------------
                                               Name:  Charles Y. Tanabe
                                               Title: Senior Vice President

                                                                     SCHEDULE I

                         NAMES AND ADDRESSES OF MEMBERS

IDT DOMESTIC-UNION, LLC
520 Broad Street
Newark, New Jersey 07102

ITELTECH, LLC
295 North Maple Avenue
Basking Ridge, New Jersey 07920

IDT INVESTMENTS INC.
400 North Stephanie Street, Suite 235
Henderson, Nevada 89014

LMC ANIMAL PLANET, INC.
12300 Liberty Boulevard
Englewood, Colorado 80112

                                                                    SCHEDULE II

                                INITIAL MANAGERS

Howard S. Jonas

Joyce J. Mason

Michael Fischberger

Anthony Davidson

Anthony Werner (LMC Manager)

                                                                   SCHEDULE III

                          MEMBERS' MEMBERSHIP INTERESTS

PRIOR TO THE EXCHANGE TRANSACTIONS      CLASS A          CLASS A-1       CLASS B

IDT Domestic-Union, LLC                                     87              13

ITelTech, LLC                              62                              127



AFTER THE EXCHANGE TRANSACTIONS         CLASS A          CLASS A-1       CLASS B

IDT Domestic-Union, LLC                                      87             13

ITelTech, LLC                              29

IDT Investments Inc.                                                        30

LMC Animal Planet, Inc.                    33                               97

                                                                    SCHEDULE IV


                    CAPITAL ACCOUNTS AND SUB-CAPITAL ACCOUNTS

PRIOR TO THE EXCHANGE TRANSACTIONS        CAPITAL ACCOUNT

IDT Domestic-Union, LLC                      $55,300,000
ITelTech, LLC                               $104,517,000


                                      CLASS A          CLASS A-1       CLASS B

IDT Domestic-Union, LLC                               $48,111,000     $7,189,000
ITelTech, LLC                       $34,286,000                      $70,231,000


AFTER THE EXCHANGE TRANSACTIONS            CAPITAL ACCOUNT

IDT Domestic-Union, LLC                       $55,300,000
ITelTech, LLC                                 $16,037,000
IDT Investments Inc.                          $16,590,000
LMC Animal Planet, Inc.                       $71,890,000


                                      CLASS A          CLASS A-1       CLASS B

IDT Domestic-Union, LLC                               $48,111,000     $7,189,000
ITelTech, LLC                       $16,037,000
IDT Investments Inc.                                                 $16,590,000
LMC Animal Planet, Inc.             $18,249,000                      $53,641,000

                                                                    SCHEDULE V-A


             TERMS AND CONDITIONS OF IDT INVESTMENTS PREFERRED STOCK


                           CERTIFICATE OF DESIGNATION
                          OF SERIES ___ PREFERRED STOCK
                   BY RESOLUTION OF THE BOARD OF DIRECTORS OF
                              IDT INVESTMENTS INC.

           Pursuant to Section 78.1955 of the Nevada Revised Statutes

                            ------------------------

                           SERIES [ ] PREFERRED STOCK

         Anthony Davidson, being the Vice President and Chief Financial Officer of IDT Investments Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Revised Statutes of the State of Nevada, in accordance with the provisions of Section 78.1955 of the Nevada Revised Statutes, DOES CERTIFY that pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, as amended (the "Articles of Incorporation") adopted the following resolution.

         RESOLVED that, pursuant to Section 2.3 of Article II of the Articles of Incorporation, there be and hereby is authorized and created a series of Preferred Stock consisting of _____ shares having a par value of $0.01 per share, which series shall be titled "Series [ ] Preferred Stock." Capitalized terms not defined herein shall have the definitions ascribed to such terms in the Articles of Incorporation.

         The designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of the Series [ ] Preferred Stock shall be as follows:

         1. Designation and Amount. This series of Preferred Stock shall be designated and known as "Series [ ] Preferred Stock" (the "Series [ ] Preferred Stock") and shall consist of _____ shares. The Series [ ] Preferred Stock shall have a par value of $0.01 per share.

         (A) Rank. The Series [ ] Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank prior to all classes of Common Stock of the Corporation and such other series of preferred stock as the Board of Directors of the Corporation may hereinafter expressly designate as junior to the Series [ ] Preferred Stock. All equity securities of the Corporation to which the Series [ ] Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding-up or otherwise), including the Common Stock, are collectively referred to herein, where relevant with respect to dividends, upon liquidation, dissolution, winding up or otherwise, as the "Junior Securities." All equity securities of the Corporation with which the Series [ ] Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution, winding-up or otherwise) are collectively referred to herein, where relevant with respect to dividends, upon liquidation, dissolution, winding up or otherwise, as the "Parity Securities." All equity securities of the Corporation to which the Series [ ] Preferred Stock ranks junior (whether with respect to dividends or upon liquidation, dissolution, winding-up or otherwise) are collectively referred to herein, where relevant with respect to dividends, upon liquidation, dissolution, winding up or otherwise, as the "Senior Securities." The Series [ ] Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank junior to such other series of preferred stock as the Board of Directors may hereinafter expressly designate as senior to the Series [ ] Preferred Stock. The Series [ ] Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities. The Corporation's Series A Preferred Stock, par value $0.01 per share, and Series B Preferred Stock, par value $0.01 per share, shall be deemed to be Parity Securities with the Series [ ] Preferred Stock.

         (B) Dividends. (i) Each holder of a share of Series [ ] Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of dividends, cumulative dividends at a rate of _____% per annum compounded quarterly on the Liquidation Preference thereof. Such dividends shall be payable in annual payments commencing on [date], and then on each [date] thereafter while the Series [ ] Preferred Stock remains outstanding; provided, however, that if such date is not a business day, the payment date shall be the next business day (each of such dates being a "Dividend Payment Date"), in preference to dividends payable with respect to any Junior Securities and on a parity with any dividends payable with respect to Parity Securities. Such dividends shall be paid to the holders of record of Series [ ] Preferred Stock at the close of business 10 days prior to the respective Dividend Payment Date. The dividends shall be fully cumulative and shall accrue (whether or not declared), without interest beginning on [Date] (the "Original Issue Date"). In addition to the foregoing, each holder of a share of Series [ ] Preferred Stock shall be entitled to receive the amount by which the aggregate amount of dividends receivable in any fiscal year on [ ] shares of the Corporation's Class B Common Stock (assuming for these purposes that each share of Series [ ] Preferred Stock had been converted into one share of Class B Common Stock of the Corporation) exceeds the aggregate dividend amount otherwise accrued pursuant to this paragraph (B)(i) with respect to all [ ] shares of the Series [ ] Preferred Stock. All dividend payments made with respect to Series [ ] Preferred Stock shall be made in cash.

         (ii) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series [ ] Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any financing, working capital or other agreement of the Corporation specifically prohibit such declaration, payment or setting apart for payment or if such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder or if such declaration, payment or setting apart for payment would, upon the giving of notice or passage of time or both, constitute such a breach or default; provided that nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare or the Corporation to pay or set apart for payment any cash dividends on shares of the Series [ ] Preferred Stock at any time, whether permitted by any of such agreements or not.

         (iii) No full dividends shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on any Parity Securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment on the Series [ ] Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full dividends on such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the Series [ ] Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Series [ ] Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of dividends declared per share of the Series [ ] Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accumulated accrued dividends per share on the Series [ ] Preferred Stock and such Parity Securities bear to each other. The Corporation may elect not to declare dividend payments on any Dividend Payment Date; provided, however, that dividends on shares of the Series
[ ] Preferred Stock will accrue whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends, whether declared or undeclared, will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. Arrearages of unpaid dividends, whether declared or undeclared, will not themselves bear interest but will be added to the Liquidation Preference (set forth in paragraph (C)(i) of this Certificate of Designation for the Series [ ] Preferred Stock) in accordance with the following sentence, and dividends will accrue thereafter on the full amount of the Liquidation Preference as so increased. If any dividend payable on any Dividend Payment Date is not declared and paid in full on such Dividend Payment Date, the amount so payable, to the extent not paid, shall be added to the then effective Liquidation Preference on such Dividend Payment Date.

         (iv) (a) Holders of shares of the Series [ ] Preferred Stock shall be entitled to receive the dividends provided for in paragraph (B)(i) in preference to and in priority over any dividends upon any Junior Securities.

         (b) Subject to the terms of paragraph (B)(iii), the Corporation shall not declare, pay or set apart for payment any dividend or other distribution on any Junior Securities or Parity Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities or Parity Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities or Parity Securities, so long as any shares of the Series [ ] Preferred Stock are outstanding, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption or distribution, as the case may be, all accrued and unpaid dividends on shares of the Series [ ] Preferred Stock not paid on the dates provided for in paragraph (B)(i) (including accrued dividends not paid by reason of the terms and conditions of paragraph (B)(ii) or paragraph (B)(iii) of this Certificate of Designation for the Series [ ] Preferred Stock) shall have been paid in full.

         (v) Subject to the foregoing provisions of this paragraph (B), the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any Junior Securities or Parity Securities, and may purchase or otherwise redeem any Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any Junior Securities or Parity Securities, and the holders of the shares of the Series [ ] Preferred Stock shall not be entitled to share therein.

         (C) Liquidation Preference; Participation Right. (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, each holder of a share of Series [ ] Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its Stockholders an amount in cash equal to the greater of (x) the Liquidation Preference of each such share, plus an amount in cash equal to all accrued but unpaid dividends thereon, to the extent not included within the Liquidation Preference of such share pursuant to paragraph (B)(iii), from the issuance date of such share, or if later, the most recent Dividend Payment Date to the date fixed for liquidation, dissolution or winding up before any payment shall be made or any assets distributed to the holders of any Junior Securities (the "Liquidation Preference" of a share of Series [ ] Preferred Stock shall be equal to the sum of $_____ plus any accrued but unpaid dividends added to the Liquidation Preference pursuant to (B)(iii)) and (y) the amount of liquidation proceeds (excluding any accrued but unpaid dividends or other amounts) payable to holders of the Corporation's Class B Common Stock, assuming for these purposes that each such share of Series [ ] Preferred Stock had been converted into one share of Class B Common Stock of the Corporation on the Original Issue Date (the "Class B Common Stock Participation Right"). The Liquidation Preference and Class B Common Stock Common Stock Participation Right shall be subject to appropriate adjustment to reflect the effect of any stock split, reverse stock split, stock dividend, reclassification or other similar event affecting the Series [ ] Preferred Stock after the Original Issue Date. If the assets of the Corporation are not sufficient to pay in full the amounts payable to the holders of outstanding shares of the Series
[ ] Preferred Stock and any Parity Securities in the event of any such voluntary liquidation, dissolution or winding up of the affairs of the Corporation, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series [ ] Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full.

         (ii) For the purposes of this paragraph (C), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other corporations shall be deemed to be a liquidation, dissolution or winding up of the Corporation, voluntary or involuntary, provided, that the Series [ ] Preferred Stock remains outstanding following such voluntary sale conveyance, exchange or transfer, or the holders of the Series [ ] Preferred Stock outstanding receive from the surviving or succeeding corporation, as the case may be, of such voluntary sale, conveyance, exchange or transfer, a security with substantially similar voting powers, preference, and relative, participating optional and other special rights as the Series [ ] Preferred Stock.

         (D) Voting Rights. (i) In addition to any voting rights provided by these terms of the Series [ ] Preferred Stock or by law, the holders of the Series [ ] Preferred Stock shall be entitled to vote on any matter on which holders of the Class B Common Stock of the Corporation shall be entitled to vote. The holders of the Series [ ] Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the corporation. Each share of the Series [ ] Preferred Stock shall have a number of votes equal to the vote held by one share of the Corporation's Class B Common Stock, assuming for these purposes that each such share of Series [ ] Preferred Stock had been converted into one share of Class B Common Stock of the Corporation on the Original Issue Date.

         (ii) So long as any shares of the Series [ ] Preferred Stock are outstanding, the Corporation will not, without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series [ ] Preferred Stock, voting separately as a class, (A) authorize any additional shares of Series [ ] Preferred Stock, or (B) change, by amendment to the Articles of Incorporation of the Corporation (including any such amendment effected by merger consolidation, statutory share exchange or otherwise) the terms and provisions of the Series [ ] Preferred Stock set out in this Certificate of Designation so as to affect adversely the rights and preferences of the holders of the Series [ ] Preferred Stock. For the avoidance of doubt, any merger, consolidation, or other transaction involving the Corporation shall not be considered to involve an amendment to the Articles of Incorporation, if the holders of the Series [ ] Preferred Stock shall be entitled to receive pursuant to such merger, consolidation or other transaction (x) an amount in cash no less than the amount that would be payable to such holders upon a liquidation, dissolution or winding up of the Corporation or (y) securities of the surviving or succeeding corporation of such merger consolidation or other transacting having substantially similar voting powers, preferences, and relative, participating optional and other special rights as the Series [ ] Preferred Stock . For the further avoidance of doubt neither the authorization nor the issuance by the Corporation of additional shares of any shares of its capital stock other than Series [ ] Preferred Stock shall be considered to involve an amendment to the Articles of Incorporation.

         (E) Redemption. (i) The Corporation shall redeem (unless prohibited by law) all of the outstanding shares of Series [ ] Preferred Stock on [ ] for cash equal to greater of (x) the then applicable Liquidation Preference or (y) the then applicable Class B Common Stock Participation Right.

         (ii) The Corporation shall give written notice of any redemption of Series [ ] Preferred Stock pursuant to this paragraph (E) at least 60 days prior to the date of such redemption (a) by certified or registered mail, return receipt requested, postage prepaid, (b) by a nationally known overnight delivery service or (c) by hand delivery, addressed to each holder of any shares of Series [ ] Preferred Stock to be redeemed, at the address of such holder as shown on the books of the Corporation (the "Redemption Notice"). Each such notice shall specify the date fixed for the redemption and the place or places for surrender of shares of Series [ ] Preferred Stock. Any notice which is sent as herein provided shall be conclusively presumed to have been duly given by the Corporation on the date the notice is transmitted and receipt acknowledged or, if mailed, on the date deposited in the mail, whether or not the holder of the Series B Preferred Stock receives such notice. On or after the date fixed for redemption (the "Redemption Date") as stated in such notice, each holder of shares called to be redeemed shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice for redemption. After the Redemption Date, each holder of a certificate representing any shares of Series [ ] Preferred Stock shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate, cash equal to the amount contemplated by paragraph (E). After receipt by the holders of the Series [ ] Preferred Stock of cash issuable upon redemption thereof, all rights whatsoever with respect to the shares so called for redemption shall terminate.

         (F) Waiver. Any provision of this Certificate of Designation which, for the benefit of the holders of Series [ ] Preferred Stock, prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, including but not limited to provisions relating to the obligation of the Corporation to redeem the Series [ ] Preferred Stock, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case by the affirmative vote or with the consent of the holders of record of at least two thirds of the number of Series [ ] Preferred Stock then outstanding (or such greater percentage thereof as may be required by applicable law or any applicable rules of any national securities exchange or national interdealer quotation system), either in writing or by vote at an annual meeting or a special meeting called for such purpose at which the holders of Series [ ] Preferred Stock shall vote as a separate class.

         (G) Preemptive Rights. The holders of the Series [ ] Preferred Stock will not have any preemptive right to subscribe for or purchase any shares of stock or any other securities which may be issued by this Corporation.

         (H) Exclusion of Other Rights. Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to holders of Series [ ] Preferred Stock, the shares of Series [ ] Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in these resolutions (as such resolutions may, subject to paragraph (D)(ii), be amended from time to time) and in the Articles of Incorporation of this Corporation.

         (I) Headings. The headings of the various paragraphs and subparagraphs hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         IN WITNESS WHEREOF, said IDT Investments Inc. has caused this certificate to be signed by its [Officer], this _____th day of _________, ____.


                                               By:
                                                    ---------------------------
                                                     Name:
                                                     Title:

                                                                    SCHEDULE V-B


               TERMS AND CONDITIONS OF LIBERTY SUB PREFERRED STOCK

                        SERIES ___ VOTING PREFERRED STOCK

         ____ of the authorized shares of preferred stock are hereby designated "Series ___ Voting Preferred Stock."

         The designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of the Series ___ Voting Preferred Stock are as follows:

         1. Designation and Amount. This series of preferred stock shall be designated and known as "Series [A] Voting Preferred Stock" (the "Series [A] Preferred Stock") and shall consist of ______ shares. The Series [A] Preferred Stock shall have a par value of $0.01 per share.

         (A) Rank. The Series [A] Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank prior to the common stock of the corporation and such other series of preferred stock as the Board of Directors of the corporation may hereinafter expressly designate as junior to the Series [A] Preferred Stock. All equity securities of the corporation to which the Series [A] Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding-up or otherwise), including the common stock, are collectively referred to herein, where relevant with respect to dividends, upon liquidation, dissolution, winding up or otherwise, as "Junior Securities." All equity securities of the corporation with which the Series [A] Preferred Stock ranks at parity (whether with respect to dividends or upon liquidation, dissolution, winding-up or otherwise) are collectively referred to herein, where relevant with respect to dividends, upon liquidation, dissolution, winding up or otherwise, as "Parity Securities." All equity securities of the corporation to which the Series [A] Preferred Stock ranks junior (whether with respect to dividends or upon liquidation, dissolution, winding-up or otherwise) are collectively referred to herein, where relevant with respect to dividends, upon liquidation, dissolution, winding up or otherwise, as "Senior Securities." The Series [A] Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities.

         (B) Dividends. (i) Subject to the rights and preferences of any outstanding Senior Securities, each holder of a share of Series [A] Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the corporation, out of funds legally available for the payment of dividends, for each share of Series [A] Preferred Stock outstanding, cash dividends at a rate of __% per annum on the Liquidation Preference (as defined in paragraph (C)(i) below). Such dividends, if declared, shall be payable in [semi-annual] payments commencing on [date], and then on each [June 30] and [December 31] thereafter while the Series [A] Preferred Stock remains outstanding; provided, however, that if such date is not a business day, the payment date shall be the next business day (each of such dates being a "Dividend Payment Date"). If declared, such dividends shall be paid to the persons who were holders of record of Series [A] Preferred Stock at the close of business 10 days prior to the respective Dividend Payment Date. The dividends shall be fully cumulative and shall accrue (whether or not declared) without interest beginning on [Date] (the "Original Issue Date").

         (ii) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series [A] Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the corporation at such time as the terms and provisions of any financing, working capital or other agreement of the corporation specifically prohibit such declaration, payment or setting apart for payment or if such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder or if such declaration, payment or setting apart for payment would, upon the giving of notice or passage of time or both, constitute such a breach or default; provided that nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare or the corporation to pay or set apart for payment any cash dividends on shares of the Series [A] Preferred Stock at any time, whether permitted by any of such agreements or not.

         (iii) No dividends shall be declared by the Board of Directors or paid or set apart for payment by the corporation on any Parity Securities for any period unless all accrued dividends have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment on the Series [A] Preferred Stock for all Dividend Payment Dates on or prior to the date of payment of such dividends on such Parity Securities; provided that if all dividends accrued and payable upon the shares of the Series [A] Preferred Stock and any Parity Securities cannot be paid in full as aforesaid, then all dividends declared upon shares of the Series [A] Preferred Stock and any other Parity Securities shall be declared and paid pro rata so that the amount of dividends declared and paid per share of the Series [A] Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accumulated accrued dividends per share on the Series [A] Preferred Stock and such Parity Securities bear to each other. The corporation may elect not to declare dividend payments on any Dividend Payment Date; provided, however, that dividends on shares of the Series [A] Preferred Stock will accrue whether or not the corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends, whether declared or undeclared, will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. Arrearages of unpaid dividends, whether declared or undeclared, will not themselves bear interest but will be added to the Liquidation Preference (set forth in paragraph (C)(i) below) in accordance with the following sentence, and dividends will accrue thereafter on the full amount of the Liquidation Preference as so increased. If the dividend provided for in paragraph (B)(i) is not declared and paid in full on any Dividend Payment Date, then the amount of the dividend accrued, to the extent not paid, shall be added to the then effective Liquidation Preference on such Dividend Payment Date.

         (iv) (a) Holders of shares of the Series [A] Preferred Stock shall be entitled to receive the dividends provided for in paragraph (B)(i) in preference to and in priority over any dividends upon any Junior Securities.

         (b) Subject to the first sentence of paragraph (B)(iii), the corporation shall not declare, pay or set apart for payment any dividend or other distribution on any Junior Securities or Parity Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities or Parity Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the corporation or other property (other than distributions or dividends in Junior Securities to the holders of

Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the corporation to purchase or redeem any Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities or Parity Securities, so long as any shares of the Series [A] Preferred Stock are outstanding, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption or distribution, as the case may be, all accrued and unpaid dividends on shares of the Series [A] Preferred Stock not paid on the dates provided for in paragraph (B)(i) (including accrued dividends not paid by reason of the terms and conditions of paragraph (B)(ii) or paragraph (B)(iii) of this Section C of this Article V) shall have been paid in full.

         (v) Subject to the foregoing provisions of this paragraph (B), the Board of Directors may declare and the corporation may pay or set apart for payment dividends and other distributions on any Junior Securities or Parity Securities, and may purchase or otherwise redeem any Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any Junior Securities or Parity Securities, and the holders of the shares of the Series [A] Preferred Stock shall not be entitled to share therein.

         (C) Liquidation Preference. (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, each holder of any shares of Series [A] Preferred Stock then outstanding shall be entitled to be paid out of the assets of the corporation available for distribution to its Stockholders an amount in cash equal to the Liquidation Preference of each such share, plus an amount in cash equal to all accrued but unpaid dividends thereon, to the extent not included within the Liquidation Preference of such share pursuant to the last sentence of paragraph
(B)(iii), from the issuance date of such share, or if later, the most recent Dividend Payment Date to the date fixed for liquidation, dissolution or winding up before any payment shall be made or any assets distributed to the holders of any Junior Securities (the "Liquidation Preference" of a share of Series [A] Preferred Stock shall be equal to the sum of $_______ plus any accrued but unpaid dividends added to the Liquidation Preference pursuant to the last sentence of paragraph (B)(iii)). If the assets of the corporation are not sufficient to pay in full the amounts payable to the holders of outstanding shares of the Series [A] Preferred Stock and any Parity Securities in the event of any such voluntary liquidation, dissolution or winding up of the affairs of the corporation, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series [A] Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full.

         (ii) For the purposes of this part (C), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the corporation nor the consolidation or merger of the corporation with or into one or more other corporations shall be deemed to be a liquidation, dissolution or winding up of the corporation, voluntary or involuntary, provided, that the Series [A] Preferred Stock remains outstanding following such voluntary sale conveyance, exchange or transfer, or the holders of the Series [A] Preferred Stock outstanding receive from the surviving or succeeding corporation, as the case may be, of such voluntary sale, conveyance, exchange or transfer, a security with substantially similar voting powers, preference, and relative, participating optional and other special rights as the Series [A] Preferred Stock.

         (D) Voting Rights. (i) In addition to any voting rights provided by these terms of the Series [A] Preferred Stock or by law, the holders of the Series [A] Preferred Stock shall be entitled to one vote per share on any matter on which holders of the common stock of the corporation shall be entitled to vote, and, except as provided by law, the holders of common stock and Series [A] Preferred Stock shall vote together as a single class on all such matters. The holders of the Series [A] Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the corporation.

         (ii) So long as any shares of the Series [A] Preferred Stock are outstanding, the corporation will not, without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series [A] Preferred Stock, voting separately as a class, (A) authorize any additional shares of Series [A] Preferred Stock, or (B) change, by amendment to the articles of incorporation of the corporation (including any such amendment effected by merger consolidation, statutory share exchange or otherwise) the terms and provisions of the Series [A] Preferred Stock set out in this Section C of this
Article V so as to affect adversely the rights and preferences of the holders of the Series [A] Preferred Stock. For the avoidance of doubt, any merger, consolidation, or other transaction involving the corporation pursuant to which the Series [A] Preferred Stock is to be converted into or exchanged solely for cash shall not be considered to involve an amendment to the articles of incorporation, provided that in any such event, the holders of the Series [A] Preferred Stock shall be entitled to receive in such merger, consolidation or other transaction an amount in cash no less than the amount that would be payable to such holders upon a liquidation, dissolution or winding up of the corporation. For the further avoidance of doubt, neither the authorization nor the issuance by the corporation of any shares of its capital stock other than Series [A] Preferred Stock shall be considered to involve an amendment to the articles of incorporation that requires the consent of the Series [A] Preferred Stock voting separately as a class.

         (E) Redemption. (i) The corporation shall redeem (unless prohibited by law) all of the outstanding shares of Series [A] Preferred Stock on [insert date that is the 21st anniversary of the Original Issue Date], for cash equal to the then applicable Liquidation Preference.

         (ii) The corporation shall give written notice of any redemption of Series [A] Preferred Stock pursuant to this part (E) at least 60 days prior to the date of such redemption (a) by certified or registered mail, return receipt requested, postage prepaid, (b) by a nationally known overnight delivery service or (c) by hand delivery, addressed to each record holder of any shares of Series [A] Preferred Stock to be redeemed, at the address of such holder as shown on the books of the corporation (the "Redemption Notice"). Each such notice shall specify the date fixed for the redemption and the place or places for surrender of shares of Series [A] Preferred Stock. Any notice which is sent as herein provided shall be conclusively presumed to have been duly given by the corporation on the date the notice is transmitted and receipt acknowledged or, if mailed, on the date deposited in the mail, whether or not the holder of the Series [A] Preferred Stock receives such notice. On or after the date fixed for redemption (the "Redemption Date") as stated in such notice, each holder of shares called to be redeemed shall surrender the certificate evidencing such shares to the corporation at the place designated in such notice for redemption. After the Redemption Date, each holder of a certificate representing any shares of Series [A] Preferred Stock shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate, cash equal to the amount contemplated by this part

(E). After receipt by the holders of the Series [A] Preferred Stock of cash issuable upon redemption thereof, all rights whatsoever with respect to the shares so called for redemption shall terminate.

         (F) Waiver. Any provision of this Section C of this Article V which, for the benefit of the holders of Series [A] Preferred Stock, prohibits, limits or restricts actions by the corporation, or imposes obligations on the corporation, including but not limited to provisions relating to the obligation of the corporation to redeem the Series [A] Preferred Stock, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case by the affirmative vote or with the consent of the holders of record of at least 66-2/3% of the number of Shares then outstanding (or such greater percentage thereof as may be required by applicable law or any applicable rules of any national securities exchange or national interdealer quotation system), either in writing or by vote at an annual meeting or a special meeting called for such purpose at which the holders of Series [A] Preferred Stock shall vote as a separate class.

         (G) Preemptive Rights. The holders of the Series [A] Preferred Stock will not have any preemptive right to subscribe for or purchase any shares of stock or any other securities which may be issued by this corporation.

         (H) Exclusion of Other Rights. Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to holders of Series [A] Preferred Stock, the shares of Series [A] Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in this Section C of this Article V (as it may, subject to paragraph (D)(ii), be amended from time to time) or otherwise in the articles of incorporation of this corporation.

         (I) Headings. The headings of the various parts, paragraphs and subparagraphs hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.



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